UNITED STATES

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.     )

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GENERAL MILLS, INC.

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Notice of 2020 Annual Meeting And Proxy Statement

General Mills

2020 Annual Report to Shareholders

A LETTER FROM OUR CHAIRMAN AND CEO

Dear Fellow Shareholders:

General Mills has prospered for more than 150 years because of the dedication of our people, our strong brands, our resilient categories and our ability to adapt to an ever-changing consumer landscape. Never have these characteristics been more important than now. The onset of the COVID-19 global pandemic has caused dramatic changes across society and our business.

Throughout this global health crisis, we have remained focused on protecting the health and safety of our employees while serving the needs of our consumers and communities. This consistent focus served us well in fiscal 2020. Amid tremendous change in the external environment, we adapted and executed to deliver outstanding financial results while fulfilling our company purpose of making food the world loves.

The pandemic has had a profound impact on consumer demand across our major markets with efforts to reduce virus transmission driving an unprecedented increase in demand for food at home and a corresponding decrease in away-from-home food demand. As a result:

•	We moved quickly to meet this new demand adopting a variety of measures, such as prioritizing production of our most in-demand products to help optimize capacity.

•	We nimbly adapted our marketing efforts to better engage with at-home consumers online and help accelerate our E-commerce business.

•

We acted as a force for good, rising to meet the needs of our communities around the world, including contributing $10 million in monetary and food donations to organizations addressing hunger and food access.

•	Most importantly, we implemented enhanced safety measures across all of our facilities to protect employee health and safety and ensure a reliable food supply.

A year ago, we outlined three priorities that were critical for General Mills to deliver a successful fiscal 2020: accelerating our organic sales, maintaining our strong margins and reducing our leverage. I am pleased to say we were on track to deliver on each of these priorities before the full impact of the pandemic hit our business at the end of our third quarter. With elevated demand in the fourth quarter, we ultimately exceeded our expectations for all three. Our fiscal 2020 consolidated net sales increased 5 percent to $17.6 billion, and organic net sales grew 4 percent*. Operating profit of $3.0 billion was up 17 percent, and adjusted operating profit increased 7 percent on a constant-currency basis*. Diluted earnings per share (EPS) increased 23 percent to $3.56, and adjusted diluted EPS grew 12 percent on a constant-currency basis*. And we delivered another year of strong cash generation, allowing us to reduce our leverage well ahead of our goal.

As we turn to fiscal 2021, we’ll remain agile to navigate this dynamic and uncertain environment caused by the pandemic, keeping a sharp focus on the near-term opportunity to meet ongoing elevated demand while continuing to advance our long-term strategies and maintain the safety and well-being of our employees, consumers and partners. We’ll also continue to focus on the role that the company can play to positively contribute to addressing environmental issues and social inequalities that impact the communities in which we operate, and beyond.

With many unknowns as we enter the year, our priorities for fiscal 2021 are focused on what we can control:

1)	Competing effectively, everywhere we play, with relevant consumer news, meaningful innovation and best-in-class supply chain execution leading to market share gains.

2)	Driving efficiency to fuel investment in our brands and capabilities.

3)	Reducing our leverage to increase our financial flexibility.

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	i

I want to close by thanking you, our shareholders, for your investment in General Mills and your confidence in our plans for future growth. On behalf of our 35,000 talented employees around the world, I want you to know that we remain confident that we will emerge from the pandemic a stronger company in a position to generate consistent, profitable growth and top tier returns over the long term.

August 10, 2020

Sincerely,

Jeffrey L. Harmening

Chairman and Chief Executive Officer

*

Organic net sales, adjusted operating profit (on a constant-currency basis) and adjusted diluted EPS (on a constant-currency basis) are non-GAAP measures. For more information on the use of non-GAAP measures in the Proxy Statement, and a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see Appendix A.

ii	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

A LETTER FROM YOUR INDEPENDENT LEAD DIRECTOR

Dear Fellow Shareholders:

This is my first letter to you as Independent Lead Director of General Mills, having been appointed by the Board in September 2019. I want to begin by recognizing Kerry Clark, who preceded me, for his many years of leadership and significant contributions to building the effective, engaged and collaborative board we have today. I am honored to have been appointed to this role by my fellow directors, and my goal is to work on your behalf, with the board and management team, to build on our legacy of creating long-term shareholder value, enabled by strong corporate governance and independent board oversight. As our 2020 Annual Meeting approaches, I want to share some highlights from the board’s priorities and work during the past year.

The Board has Been Actively Involved in Overseeing the Company’s Response to the COVID-19 Pandemic.

While much of the board’s work reflects a consistent set of near and long-term priorities, our focus at the end of fiscal 2020 shifted to addressing the impact of the COVID-19 pandemic. The pandemic has made this an especially challenging year for the employees, customers, consumers, suppliers and communities around the world who play vital roles in our success. During this time, the board has been actively engaged with management as to the company’s response to the pandemic, including ensuring employee safety, maintaining a strong supply chain to meet the demands of consumers and customers, securing access to capital and adapting near and long-term business plans to reflect the dynamic environment. The resiliency and agility demonstrated by the company’s dedicated employees around the world in responding to the challenges presented by the COVID-19 pandemic are a testament to the company’s strong culture focused on our mission of making food the world loves.

Strong Board Skills, Diversity, Refreshment and Culture are Hallmarks of the Board.

Building and sustaining a highly skilled, diverse and independent board and effectively leveraging those talents is essential to the long-term success of our company. Our board succession work in recent years continues a long-standing practice of maintaining a board that is diverse across multiple dimensions and reflects our enduring belief that the board is made stronger by its diversity. New directors are thoughtfully and purposefully selected by the board for their deep and relevant skill sets and their ability to guide our strategy, provide valuable experience and insights and effectively represent the interests of our shareholders. This year we were pleased to add Jo Ann Jenkins to the board. Ms. Jenkins brings strong marketing, innovation, public policy and governance experience to the board. We have a capable, engaged and thoughtful group of directors who are focused on long-term value creation for shareholders, and I encourage you to vote for each of the board’s nominees on this year’s ballot.

As the Independent Lead Director, I plan to continue building a board culture that encourages substantive and valuable dialogue between the board and management on topics that are paramount to the company. To that end, I am focused on ensuring the board’s agendas and discussions are appropriately tailored, that the board has sufficient time and opportunity to deliberate and discuss critical matters, with and without management present, and that we maintain a system of board practices that allow us to function effectively and exercise our independent judgement to deliver value to the company and its shareholders.

Oversight of the Company’s Long-Term Strategy Remains the Board’s Primary Focus.

While the company’s response to the COVID-19 pandemic has required our immediate attention, the board’s number one priority continues to be guiding the development and execution of the company’s long-term strategy. Recognizing the rapid pace of change in the markets where the company competes around the world, the board remains focused on

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	iii

working with management to develop strategies to accelerate growth. To that end, and to ensure effective oversight of execution and progress, the board engages with management at each board meeting throughout the year to critically assess the emerging challenges in the marketplace and align on key strategies, priorities and plans to drive future success. The board also recognizes its responsibility for overseeing the assessment and management of risks that may threaten successful execution of our long-term strategies or otherwise impact the company’s prospects. Accordingly, working with management, we have enhanced the processes by which the board oversees the identification and management of risk. This is especially important as businesses are increasingly exposed to dramatic and rapidly developing disruptive change and risk.

Environmental and Social Matters are Important to the Continued Success of our Business.

For more than 150 years, General Mills has been making food the world loves while creating long-term value for society and its shareholders. The board plays an important role in recognizing the many potential dimensions of sustainable value creation and taking account of the varied interests and stakeholders that contribute to the long-term success of the company. With the full support and encouragement of the board, the company has set ambitious goals to address climate change and to promote sustainable sourcing, water stewardship and regenerative agriculture practices. The board is also actively engaged in overseeing the company’s efforts to address social inequalities that impact our employees, consumers and communities. In addition, the board’s Public Responsibility Committee monitors progress against the company’s goals and efforts, and oversees the company’s sustainability and corporate social responsibility strategies, plans and objectives. By encouraging the company to recognize, protect, act and invest in these interests, the board is working with management to take a long-term view of creating and preserving sustaining value.

The Board is Committed to Overseeing Company Culture and Executive Compensation Practices.

People are at the heart of our mission, and the future success of the company will in large part be determined by the talent, skills and culture of our workforce. I can assure you that the board is actively involved in overseeing the company’s efforts to foster a diverse and inclusive workforce. The board regularly reviews our human capital management strategies to attract, develop and safeguard the well-being of our talented and dedicated team. The board is also actively engaged with management to create a corporate culture that embodies the attributes and behaviors necessary to advance our strategies.

We are also mindful of our responsibility for assessing the performance of the company’s management team and ensuring that our compensation plans are designed to support the achievement of our strategic priorities and that pay is aligned with performance. The board and compensation committee work to ensure that our executive compensation plans are aligned with best practices and reflect the views of our investors. This year in response to market trends and investor feedback, we increased the proportion of performance share units included in the annual long-term incentive grants to further prioritize performance-based compensation.

Regular Investor Engagement Ensures Your Input Is Heard.

The board places a high value on the interactions the company has with its shareholders and the feedback received from such conversations. In fiscal 2020, the company met with more than 125 investors who collectively hold 50% of our outstanding shares to discuss topics including business strategy and priorities, board composition and refreshment, executive compensation and sustainability practices. The feedback received during these meetings is an important contribution to boardroom conversations and decision-making. We look forward to your continued input.

On behalf of the board, I thank you for your investment and continued support of General Mills, and I look forward to working with my fellow directors and the management team in the coming year to advance our strategies to increase shareholder value.

August 10, 2020

Sincerely,

Steve Odland

Independent Lead Director

iv	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

General Mills, Inc., One General Mills Boulevard, Minneapolis, MN 55426

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholder:

Due to the public health concerns resulting from the novel coronavirus (COVID-19) pandemic, we are holding the Annual Meeting of General Mills, Inc. in a virtual-only meeting format to support the health and safety of our shareholders and employees. You will not be able to attend the Annual Meeting at a physical location. The Annual Meeting will be held online at www.virtualshareholdermeeting.com/GIS2020 on Tuesday, September 22, 2020, at 8:30 a.m., Central Daylight Time. Shareholders will be asked to:

1.	Elect as directors the 12 nominees named in the attached Proxy Statement;
2.	Cast an advisory vote on executive compensation;
3.	Ratify the appointment of KPMG LLP as General Mills’ independent registered public accounting firm for our fiscal year ending May 30, 2021; and
4.	Transact any other business that properly comes before the meeting.

For more information about the virtual-only meeting format, please see the “Questions and Answers About the 2020 Annual Meeting and Voting” section beginning on page 65.

The record date for the Annual Meeting is July 24, 2020. If you held General Mills stock at the close of business on that date, you are entitled to vote at the Annual Meeting. Your vote is important. We encourage you to vote by proxy, even if you plan to attend the virtual meeting.

August 10, 2020

Voting Methods

By Internet using your computer	On the internet at www.proxyvote.com and then follow the instructions.

By Internet using your tablet or smartphone	On your mobile device by scanning the QR Barcode on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form.

By telephone	Calling toll-free (U.S. and Canada) 1-800-690-6903.

By mailing your proxy card	Mailing in your signed proxy card or voting instruction form (if you received one).

By voting online at the meeting	Online at the Annual Meeting.

Sincerely,

Richard C. Allendorf

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 22, 2020

Our Notice of 2020 Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders

are available on the General Mills website at www.generalmills.com in the Investors section.

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	V

Agenda and Voting Recommendations

1

Proposal Number 1: Election of Directors

✓ The board of directors unanimously recommends a vote FOR each director nominee.

The 12 director nominees presented in this proposal are recommended for election to the board of directors. Additional information about each director and his or her qualifications may be found beginning on page 10.

		Director Since			Committee Memberships
Name	Age		Primary Occupation	Independent	AC	CC	CGC	FC	PRC
R. Kerry Clark	68	2009	Retired Chairman and Chief Executive Officer of Cardinal Health, Inc.	✓
David M. Cordani	54	2014	President and Chief Executive Officer of Cigna Corporation	✓
Roger W. Ferguson Jr.	68	2015	President and Chief Executive Officer of TIAA	✓
Jeffrey L. Harmening	53	2017	Chairman and Chief Executive Officer of General Mills, Inc.
Maria G. Henry	54	2016	Senior Vice President and Chief Financial Officer of Kimberly-Clark Corporation	✓
Jo Ann Jenkins	62	2020	Chief Executive Officer of AARP, Inc.	✓
Elizabeth C. Lempres	59	2019	Retired Senior Partner of McKinsey & Company	✓
Diane L. Neal	63	2018	Retired Chief Executive Officer of Sur La Table, Inc.	✓
Steve Odland «	61	2004	President and Chief Executive Officer of the Conference Board	✓
Maria A. Sastre	65	2018	Retired President and Chief Operating Officer of Signature Flight Support Corporation	✓
Eric D. Sprunk	56	2015	Retired Chief Operating Officer of NIKE, Inc.	✓
Jorge A. Uribe	63	2016	Retired Global Productivity and Organization Transformation Officer of The Procter & Gamble Company	✓

« Independent Lead Director    AC: Audit Committee    CC: Compensation Committee

CGC: Corporate Governance Committee    FC: Finance Committee    PRC: Public Responsibility Committee

Committee Chairperson     Committee Member     Financial Expert

vi	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

2

Proposal Number 2:

Advisory Vote on Executive Compensation

✓ The board of directors unanimously recommends a vote FOR the resolution.

Additional information about executive compensation may be found beginning on page 35.

3

Proposal Number 3:

Ratify Appointment of the Independent Registered Public Accounting Firm

✓ The board of directors unanimously recommends a vote FOR the resolution.

Additional information about the independent registered public accounting firm may be found beginning on page 62.

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	vii

APPENDIX A NON-GAAP FINANCIAL MEASURES	A-1

2020 ANNUAL MEETING INFORMATION	BACK COVER

viii	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights information contained in the Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting. For more information regarding the company’s fiscal 2020 performance, please review the company’s Annual Report on Form 10-K for the year ended May 31, 2020. We first mailed or made available the proxy materials to shareholders on or about August 10, 2020.

Fiscal 2020 Performance Highlights

At General Mills, we are living our purpose of making food the world loves. Our fundamental financial goal is to generate superior returns for our shareholders over the long-term. We believe achieving that goal requires us to generate a consistent balance of net sales growth, margin expansion, cash conversion and cash return to shareholders over time. Fiscal 2020 was a year of significant challenge and change in the external environment. We adapted to the uncertainty and elevated demand for our products created by the COVID-19 pandemic, and we executed to deliver strong financial results while remaining focused on the health and safety of our employees, as well as the needs of our customers, consumers and communities.

Delivering on Our Key Priorities	Meeting Our Financial Targets

✓  We accelerated our organic net sales growth rate compared to our fiscal 2019 performance, driven by strong execution to meet elevated demand during the COVID-19 pandemic, healthy levels of innovation and a significant increase in capabilities and brand-building investment.

✓   We maintained our strong adjusted operating profit margins. The combination of our continued strong levels of Holistic Margin Management savings, volume growth and positive net price realization and mix offset input inflation and increased investments in brand building and capabilities, resulting in significant growth in constant-currency adjusted operating profit and adjusted diluted EPS*.

✓   We reduced our leverage. Our continued cash discipline delivered a significant reduction in core working capital and strong free cash flow conversion*, resulting in reduced debt and an important decrease in our leverage ratio.

✓  Net sales increased 5 percent to $17.6 billion and organic net sales increased 4 percent compared to year-ago levels and a fiscal 2020 target of 1.8 percent*.

✓  Operating profit increased 17 percent to $3.0 billion and adjusted operating profit of $3.0 billion increased 7 percent on a constant-currency basis*.

✓  Diluted EPS increased 23 percent to $3.56 and adjusted diluted EPS of $3.61 increased 12 percent on a constant-currency basis against a fiscal 2020 target of 5 percent*.

✓  Net cash provided by operations totaled $3.7 billion in fiscal 2020 representing a conversion rate of 166 percent of net earnings. This cash generation supported capital investments totaling $461 million, and our resulting free cash flow was $3.2 billion at a conversion rate of 143 percent*.

✓   Our net debt-to-adjusted earnings before net interest, income taxes, depreciation and amortization ratio was 3.2, which was favorable compared to our fiscal 2020 target of 3.5*.

✓  Leading brands and superior execution led to strong in-market performance for our North America Retail segment, including market share gains in 9 of its 10 largest U.S. categories in the fourth quarter.

*

Organic net sales, adjusted operating profit (on a constant-currency basis), adjusted diluted EPS (on a constant-currency basis), free cash flow conversion rate and net debt-to-adjusted earnings before net interest, income taxes, depreciation and amortization ratio are non-GAAP measures. For more information on the use of non-GAAP measures in the Proxy Statement, and a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see Appendix A.

Responding to COVID-19

✓  During the global pandemic, General Mills remains firmly committed to safeguarding the health and safety of our employees and meeting the ongoing needs of our consumers, customers and communities around the world. The company has implemented employee safety measures, based on guidance from the Centers for Disease Control and Prevention and World Health Organization, across all its manufacturing and distribution facilities, including proper hygiene, social distancing, mask use and temperature screenings.

✓   To date, all General Mills manufacturing and distribution facilities have continued to operate without significant disruption related to the COVID-19 pandemic.

✓   The company has increased its already substantial community presence and engagement to support food security initiatives during the pandemic by contributing more than $10 million in monetary and food donations to organizations addressing hunger and food access worldwide.

✓  In response to changing consumer and customer needs and challenges presented by the COVID-19 pandemic, we partnered with our customers to prioritize production of our most in-demand products to help optimize capacity and maintain strong service levels.

✓   We adapted content on our food websites to provide recipes and other resources to consumers to encourage at-home cooking and drive stronger E-commerce sales.

✓  We reinforced our healthy liquidity position by refinancing short-term debt, and we maintained our strong capital discipline, which contributed to a significant increase in free cash flow generation in fiscal 2020.

Amid significant challenges and change in fiscal 2020 we adapted and executed to deliver outstanding financial results while fulfilling our purpose of making food the world loves.

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	1

PROXY STATEMENT SUMMARY

Sustainability and Regeneration

Feeding a growing global population and the long-term success of our business depends on a healthy planet. We have taken bold actions to advance sustainability, and we embrace our responsibility to help achieve a stable climate, clean water, healthy soil, strong ecosystems and thriving farming communities. An overview of the company’s initiatives can be found in our annual Global Responsibility Report (available on our website at www.generalmills.com under the Responsibility section).

This year we continued our journey to move beyond simply sustaining our planet, and toward regenerating it. Our announced goal of advancing regenerative agriculture practices on one million acres of farmland by 2030 is our first major step in this process. Through regenerative agriculture, farmers will regenerate the soil they work on, reduce the amount of inputs and water used and lower greenhouse gas emissions through carbon sequestration.

In fiscal 2020, we also demonstrated our commitment to transparency through signing on and working toward enhanced disclosures based on the Task Force on Climate-related Financial Disclosure principles and the standards developed by the Sustainability Accounting Standards Board for our industry.

Board Composition and Leadership

Board Composition

Our board takes an active and thoughtful approach to board refreshment and is focused on building and maintaining a diverse board with skills and experiences that support our long-term strategies and board responsibilities. Since 2016, we have appointed six new independent directors, including most recently Jo Ann Jenkins. Through her current service as CEO of AARP, Inc., a nonprofit with more than 38 million members, and her prior public service, Ms. Jenkins brings strong marketing, innovation, public policy and governance experience to the board.

Each of our directors has experience leading large, complex organizations. These experiences are particularly important in evaluating key strategic decisions, setting priorities and critically evaluating performance to drive sustainable, long-term shareholder value. Importantly, many of our directors have backgrounds in consumer packaged goods, retail and other consumer-facing businesses that enable the board to guide management in a rapidly changing business, marketing and product innovation environment. The board also possesses significant financial and accounting expertise that ensures the critical evaluation of strategic actions, strong oversight of performance and shareholder value creation and careful attention to financial disclosures. Additionally, many directors have held international executive positions leading global businesses or segments. These directors provide helpful insights to board discussions as we continue to grow and expand our global presence. See pages 7–8 for additional detail on director skills and board refreshment.

As set forth below, our director nominees exhibit a balanced mix of tenure, age, independence, diversity and skills:

Skills and Experiences Support Our Long-term Strategy

Senior Executive Leadership	Industry Focus	Accounting & Financial Expertise
Government / Public Policy	Global Experience	Governance
Innovation	Marketing / E-Commerce	Health & Wellness

2	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY

Strong and Independent Board Leadership

Our leadership structure was purposefully designed and chosen by the independent directors to ensure effective board oversight of management and the affairs of the company while providing clear leadership for the broader organization. Jeffrey L. Harmening serves as the company’s Chairman and CEO, providing the company with clear and consistent leadership, a strong strategic vision and management accountability. In fiscal 2020, pursuant to the board’s rotation policy, the independent directors elected Steve Odland to succeed R. Kerry Clark as Independent Lead Director. Our Independent Lead Director’s responsibilities include reviewing and approving the agenda and content in advance of each board meeting, leading the executive sessions of independent directors that take place at every board meeting and communicating directly with the Chairman and CEO concerning board matters. Strong oversight of management is further supported by the independence of the board. Eleven of our twelve directors are independent, and the standing committees of the board are each composed entirely of independent directors, including each of the committee chairs. A more detailed discussion of our board leadership can be found on pages 20–21.

Executive Compensation Highlights

Our executive compensation program is designed to incent our Named Executive Officers (“NEOs”) to pursue strategies and execute priorities that promote growth and deliver strong returns to shareholders. The core elements of our NEOs’ Total Direct Compensation (“TDC”) consist of base salary, annual incentive and long-term incentive. Target TDC for each NEO is benchmarked within a reasonable range of the median of our industry peer group. Each element of annual and long-term incentive compensation is tied to performance and closely linked to our strategy, long-term growth model, financial objectives and ultimately to Total Shareholder Return (“TSR”) and continued value creation for our shareholders.

Key Updates for 2020

In fiscal 2020, to further prioritize performance-based vesting, and in response to market trends and shareholder feedback, we changed the composition of our long-term incentive grants for NEOs by increasing the proportion of performance share units (“PSUs”) to 50 percent, and reducing the proportion of stock options and restricted stock units (“RSUs”) to 25 percent each.

Total Direct Compensation Element	Pay Element	Performance Measure	Strategy & Performance Alignment
Base Salary	Cash	✓ Individual performance and contributions based on scope and complexity of role	✓ Positioned within a reasonable range of market median based on individual performance and contributions
Annual Incentive	Cash-based award	Company Performance (80%) ✓ Organic net sales growth ✓ Total segment operating profit growth ✓ Adjusted diluted EPS growth Individual Performance (20%)

✓  Rewards and recognizes annual accomplishment of key financial objectives

✓  Corporate performance measures aligned with long-term growth model

✓  Corporate performance modifier (+/-20%) may be used by the board to adjust solely for financial performance relative to peers

Long-Term Incentive		Three-year measurement period	✓ Performance metrics align with key elements for delivering growth and strong TSR
	Performance Share Units (1/2)	✓ Organic net sales growth (Compound Annual Growth Rate (“CAGR”)) ✓ Cumulative free cash flow
	Stock Options (1/4)		✓ Ultimate value tied to stock price appreciation
	Restricted Stock Units (1/4)		✓ Ultimate value tied to TSR

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	3

PROXY STATEMENT SUMMARY

A significant portion of NEO pay is at risk and variable based on the annual and long-term performance of the company. Achievement of “target” compensation from incentive awards requires sustained competitive performance on rigorous annual and three-year corporate performance measures based on the annual corporate operating plan that is approved by the board at the beginning of each fiscal year.

CEO PAY MIX AT TARGET	OTHER NEO PAY MIX AT TARGET

Alignment of Pay and Performance

Overall, our company performance in fiscal 2020 significantly exceeded our expectations and the annual incentive targets that were set at the beginning of the fiscal year. While the COVID-19 pandemic contributed to higher consumer demand across our major markets, the strength of our brands and superior execution of our teams during a challenging and uncertain time were instrumental to our excellent in-market performance and strong financial results.

•

Annual Incentive Award Payout: The annual incentive award for our Chief Executive Officer was 166% of his annual incentive award target. The other NEOs received annual incentive awards ranging from 156% to 188% of their annual incentive award targets.

•

Performance Share Unit Three-Year Performance Achievement: For fiscal 2018 – fiscal 2020 PSUs, the award achievement percentage was 147% of the target number of PSUs, which reflects the strengthening of our organic net sales and cumulative free cash flows over the 3-year performance period and strong financial results for fiscal 2020.

Our annual incentive awards and three-year performance achievement percentages for our PSUs have historically been, and in fiscal 2020 continued to be, closely correlated to our company performance and total shareholder returns.

A more detailed discussion of our executive compensation program and compensation decisions based on fiscal 2020 performance can be found on pages 36–48.

Corporate Governance, Compensation Practices and Shareholders Engagement

At General Mills, we are committed to following corporate governance and compensation practices that promote the long-term interest of our shareholders, facilitate strong oversight of our corporate strategy and performance and reinforce board and management accountability to our shareholders.

We have a longstanding practice of engaging in ongoing, open dialogue with our shareholders, including the participation of our management team and members of the board. The board considers investor feedback as it reviews our governance, compensation and sustainability practices, and in the past several years has made enhancements that reflect shareholder input and incorporate current best practices. In fiscal 2020, our management team sought input from holders representing approximately 50% of our outstanding shares and 68% of our institutional ownership, and members of our management and the board met with holders representing approximately 45% of our outstanding shares and 61% of our institutional ownership to discuss various matters, including company strategy and priorities, compensation, governance practices, sustainability and board refreshment and diversity.

We are proud of our long-standing history of shareholder engagement and commitment to maintaining strong corporate governance and compensation practices.

4	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY

Corporate Governance Practices	Compensation Practices

✓  Independent and diverse board of directors

✓  Annual director elections based on a majority vote

✓  Strong Independent Lead Director with authority to approve board meeting agendas

✓  CEO and management succession planning

✓  Strong oversight of culture, human capital management and leadership development programs and strategies

✓  Active shareholder engagement program with regular board updates

✓  Comprehensive director nomination and board refreshment process

✓  Substantive annual board and committee evaluations

✓  Proxy access by-law

✓  Board service policies limiting the number of public company boards on which our directors may serve

✓  Executive sessions for independent directors at each board meeting

✓  Board and committee agendas developed annually to address core responsibilities

✓  Enterprise risk management processes at board and committee levels

✓  Extensive oversight of sustainability and public policy issues impacting our business

✓  Fundamental alignment between pay and performance

✓  PSUs comprise the majority of long-term incentive awards

✓  Performance measures tied to annual corporate operating plan and long-term growth model

✓  Clawback policy

✓  Rigorous stock ownership requirements

✓  Tally sheets reviewed in connection with compensation decisions

✓  Annual risk assessment of pay programs

✓  Annual say-on-pay vote

✓  Direct engagement with shareholders

✓  Double-trigger change in control vesting provisions

✓  Fully independent compensation consultant

✓  Executive session at each compensation committee meeting

✓  No employment contracts for NEOs

✓  No officer or director hedging or pledging of company stock

✓  No excise tax gross-ups

✓  No payment of dividend equivalents on unvested shares or options

A more detailed discussion of our corporate governance practices can be found on pages 16–30. Our compensation practices are discussed in detail on pages 36–48.

The board of directors of General Mills, Inc. (referred to as “General Mills,” “we,” “our,” “us” or the “company”) is soliciting proxies for use at the Annual Meeting of Shareholders to be held on September 22, 2020. This

Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Certain sections of this Proxy Statement reference or refer you to materials posted on our website, www.generalmills.com. These materials and our website are not incorporated by reference in, and are not part of, this Proxy Statement.

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	5

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Director Nomination Process

Our board follows an annual director nomination process that promotes thoughtful and in-depth review of overall board composition and director nominees throughout the year. At the beginning of the process, the corporate governance committee reviews current board composition and considers search priorities for any new director candidates. The board’s skills and experience are reviewed annually to confirm that the traits, attributes and qualifications of our directors are well-aligned to successfully guide and oversee the company’s long-term strategy and priorities and continue to promote effective board performance. The corporate governance committee reviews incumbent director candidates, evaluates any changes in circumstances that may impact their candidacy and considers information from the board evaluation process. Upon a recommendation from the corporate governance committee, the board of directors approves the nomination of director candidates for election at the Annual Meeting.

The corporate governance committee identifies potential new director candidates using a search firm that is paid a fee for its services, together with referrals and suggestions from board members and shareholders. The committee interviews potential director candidates to confirm their qualifications, interest and availability for board service. This year the corporate governance committee identified one new director candidate. Jo Ann Jenkins was appointed by the board to serve as a director effective January 27, 2020.

ANNUAL DIRECTOR NOMINATION PROCESS

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PROPOSAL NUMBER 1 ELECTION OF DIRECTORS

Board Refreshment and Director Succession Planning

We plan thoughtfully for director succession and board refreshment. By developing and following a long-term succession plan, the board has an ongoing opportunity to:

•	Evaluate the depth and diversity of experience of our board;

•	Expand and replace key skills and experience that support our strategies;

•	Build on our record of gender and ethnic diversity; and

•	Maintain a balanced mix of tenures.

Over the course of the last five years, we have added six new independent directors who reflect these priorities. Our director onboarding program, which, among other things, includes meetings with board members and senior company leaders and customer and facility tours, ensures directors become well-acclimated to the board in a timely manner.

The corporate governance committee also plans for the orderly succession of the Independent Lead Director and the chairs for the board’s five committees, providing for their identification, development and transition of responsibilities. In fiscal 2020, the board appointed Steve Odland as its new Independent Lead Director, Roger W. Ferguson Jr. as the new chair of the board’s corporate governance committee and R. Kerry Clark as the new chair of the board’s finance committee.

Board Composition and Diversity

Bringing together informed directors with different perspectives, in a well-managed, transparent and constructive environment, fosters thoughtful and innovative decision making. We have a policy of encouraging a range of tenures on the board, to ensure both continuity and fresh perspectives among our director nominees. We also have a policy encouraging diversity on the board. Diversity has been a core value of our board and the company for many years. We have had at least one female director and one ethnically diverse director on our board for each fiscal year since 1975.

Our director nominees possess a broad range of backgrounds and experiences and a balanced mix of diversity that enriches board discussions and deliberations:

•	Four of our eleven independent director nominees are ethnically diverse;

•	Five of our eleven independent director nominees are female; and

•	The board exhibits a balanced mix of director tenure.

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PROPOSAL NUMBER 1 ELECTION OF DIRECTORS

Board Skills, Qualifications and Experience

The director nominees possess the qualifications, skills and experiences necessary to successfully guide and oversee the company’s long-term strategy and priorities. Each of our directors has experience leading large, complex organizations. These experiences are particularly important in evaluating key strategic decisions, setting priorities and critically evaluating performance to drive sustainable, long-term shareholder value. Importantly, many of our directors have backgrounds in consumer packaged goods, retail and other consumer-facing businesses that enable the board to guide management in a rapidly changing business, marketing and product innovation environment. The board also possesses significant financial and accounting expertise that ensures the critical evaluation of strategic actions, strong oversight of performance and shareholder value creation and careful attention to financial disclosures. Additionally, many directors have held international executive positions leading global businesses or segments. These directors provide helpful insights to board discussions as we continue to grow and expand our global operations. Board experience, governance and public policy skills are also key strengths of several of our directors and are important for the effective operation of the board and oversight of the company. While we consider deep and diverse experience to be a strength of the board, we consider the following skills and experiences to be particularly valuable in supporting the company’s strategies and fulfilling the board’s responsibilities:

Senior Executive Leadership

We believe that directors who have served as CEOs or senior executives are in a position to challenge management and contribute practical insight into business strategy and operations. Our directors provide sources of market intelligence, analysis and relationships that benefit the company.

Industry Focus

As a company that relies on the strengths of our branded products, we seek directors who are familiar with the consumer packaged goods and retail industries. These directors help guide the company in assessing trends and external forces in these industries.

Accounting and Financial Expertise

A strong understanding of accounting and finance is important for ensuring the integrity of our financial reporting and critically evaluating our performance. Our directors have significant accounting experience, corporate finance expertise and financial reporting backgrounds.

Global Experience	A significant portion of the company’s growth depends on its success in markets outside the U.S. Directors with a global perspective help us make key strategic decisions in international markets.
Governance Expertise	A deep understanding of the board’s duties and responsibilities enhances board effectiveness and ensures independent oversight that is aligned with shareholder interests.
Marketing/E-Commerce Experience

Organic sales growth is one of our key financial metrics and directors with marketing expertise provide important perspectives on developing new markets and growing current markets. Sales and marketing expertise in E-commerce and mobile platforms is also vital to our growth and success in these channels.

Innovation	Innovation is a core focus for the company and is critical in helping us continue to develop and deploy successful products to meet the demands and preferences of our consumers.
Health and Wellness	A thorough understanding of the health and wellness trends among our consumers provides management and the board with insights into potential product enhancements and offerings.
Government/Public Policy Expertise

Directors with governmental and policymaking experience play an increasingly important role on our board as our business becomes more heavily regulated and as our engagement with stakeholders continues to expand.

Each non-employee director is required to demonstrate: independence; integrity; experience and sound judgment in areas relevant to our businesses; a proven record of accomplishment; willingness to speak one’s mind; ability to commit sufficient time to the board; appreciation for the long-term interests of shareholders; the ability to challenge and stimulate management; and the ability to work well with fellow directors.

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PROPOSAL NUMBER 1 ELECTION OF DIRECTORS

2020 Director Nominees

Our by-laws provide that the number of directors shall be determined by the board, which has set the number of directors at 12. Upon the recommendation of the corporate governance committee, the board has nominated all of the current directors to stand for re-election. All of the nominees are independent under New York Stock Exchange (“NYSE”) corporate governance rules, except Chairman and Chief Executive Officer, Jeffrey L. Harmening. See Board Independence and Related Person Transactions on page 28.

Our directors are elected annually by a majority of votes cast to enhance their accountability to shareholders. If an incumbent director is not re-elected, the director must promptly offer his or her resignation to the board. The corporate governance committee will recommend to the board whether to accept or reject the resignation, and the board will disclose its decision and the rationale behind it within 90 days from the certification of the election results. If there are more director nominees than the number of directors to be elected, the directors will be elected by a plurality of the votes cast.

Each of the director nominees currently serves on the board and was elected by the shareholders at the 2019 Annual Meeting, except for Jo Ann Jenkins who was identified by the corporate governance committee as a new director candidate and elected as a director by the board in January 2020.

If elected, each director will hold office until the 2021 Annual Meeting and until his or her successor is elected and qualified. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the board, or the board may reduce the number of directors.

Included in each director nominee’s biography below is a description of select key qualifications and experiences of such nominee based on the skills and qualifications described above. The board and the corporate governance committee believe that the combination of the various qualifications and experiences of the director nominees will contribute to an effective and well-functioning board and that, individually and as a whole, the director nominees possess the necessary qualifications and capacity to provide effective oversight of the business and counsel to the company’s management to advance our long-term strategy and oversee the interests of our shareholders.

The board of directors unanimously recommends a vote FOR the election of each of the director nominees.

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PROPOSAL NUMBER 1 ELECTION OF DIRECTORS

R. Kerry Clark
Age: 68 Independent Director Since: 2009	Committees: Audit; Finance (Chair) Other Public Directorships: Anthem, Inc. (formerly Wellpoint, Inc.) Textron, Inc. Avnet, Inc. (2012– 2019)

R. Kerry Clark served as Chairman and Chief Executive Officer of Cardinal Health, Inc., a provider of health care products and services, until his retirement in 2009. Mr. Clark joined Cardinal Health in 2006 as President and Chief Executive Officer and became Chairman in 2007. Prior to that, Mr. Clark had been with The Procter & Gamble Company, a consumer products company, since 1974. There, he held various positions including President of P&G Asia; President, Global Market Development and Business Operations; and from 2004 to 2006, Vice Chairman of the Board.

Contributions to the Board:

•

As the former Chairman and Chief Executive Officer at Cardinal Health and Vice Chairman of Procter & Gamble Company’s board, Mr. Clark brings business leadership and strategic planning skills, governance expertise and operating background to the board.

•

With a strong background in consumer packaged goods and health care products, he brings to the board extensive experience in launching new products, brand-building, marketing and partnering with customers across sales channels.

•	Mr. Clark also lends a global business perspective, developed through his leadership of global business operations at Procter & Gamble.

David M. Cordani
Age: 54	Committees: Audit; Compensation (Chair)
Independent Director Since: 2014	Other Public Directorships:Cigna Corporation

David M. Cordani is President and Chief Executive Officer of Cigna Corporation, a global health insurance and health services company. Mr. Cordani joined Cigna in 1991 and has held a variety of finance and operating positions, including Chief Financial Officer for Cigna HealthCare and President and Chief Operating Officer for Cigna Corporation. He was named Chief Executive Officer of Cigna Corporation in 2009. Prior to joining Cigna, he held several senior staff positions at Coopers & Lybrand, an accounting firm.

Contributions to the Board:

•

From his tenure as Chief Executive Officer of Cigna Corporation, Mr. Cordani is attuned to the challenges of operating and growing a consumer-facing, S&P 500 company in a highly regulated industry. Mr. Cordani brings current insights on business leadership, strategic planning and corporate governance.

•	His career-long experience in the health services industry enables him to contribute insights on emerging health and wellness trends and their potential impact on businesses and consumers.

•

Mr. Cordani’s background as a certified public accountant and chief financial officer provides significant risk management and financial expertise to the board and audit committee. He is one of our audit committee financial experts.

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PROPOSAL NUMBER 1 ELECTION OF DIRECTORS

Roger W. Ferguson Jr.
Age: 68	Committees: Corporate Governance (Chair); Finance
Independent Director Since: 2015	Other Public Directorships: Alphabet Inc.; International Flavors & Fragrances, Inc.

Roger W. Ferguson Jr., has served as President and Chief Executive Officer of TIAA (formerly TIAA-CREF), a financial services firm, since 2008. Prior to joining TIAA, Mr. Ferguson served as the Chairman of Swiss Re America Holding Corporation, a global reinsurance company, from 2006 to 2008. Mr. Ferguson has also served in various policy-making positions, including as Vice Chairman of the Board of Governors of the U.S. Federal Reserve System from 1999 to 2006. From 1984 to 1997, Mr. Ferguson was an associate and partner at the consulting firm McKinsey & Company.

Contributions to the Board:

•

As the Chief Executive Officer of TIAA, a major financial services company and institutional investor, Mr. Ferguson provides valuable insights and investor perspective on matters of company strategy, performance and corporate governance.

•	Mr. Ferguson also brings significant financial and capital markets expertise to the board and finance committee.

•

With a career that includes management consulting, significant public policy roles, executive leadership and board service, he is well-positioned to enhance the board’s strategic discussions and strong governance.

Jeffrey L. Harmening
Age: 53	Other Public Directorships: The Toro Company
Director Since: June 2017

Jeffrey L. Harmening is Chairman and Chief Executive Officer of General Mills, Inc. Mr. Harmening joined General Mills in 1994 and served in a variety of positions before becoming Vice President of Marketing for Cereal Partners Worldwide (“CPW”), the company’s joint venture with Nestlé based in Switzerland, in 2003. Mr. Harmening served as Vice President and Senior Vice President of the Big G cereal division from 2007 to 2012, and Senior Vice President, Chief Executive Officer of CPW from 2012 to 2014. From 2014 to June 2016, he served as Executive Vice President, Chief Operating Officer, U.S. Retail. Mr. Harmening was appointed President and Chief Operating Officer of General Mills in July of 2016, Chief Executive Officer in June of 2017 and Chairman in January of 2018.

Contributions to the Board:

•

With over 20 years of service at General Mills in a variety of senior leadership roles across several business categories, Mr. Harmening’s deep knowledge of the company’s business and the markets in which we operate position him well to serve as our Chairman and Chief Executive Officer.

•	Prior to his appointment as Chief Executive Officer, Mr. Harmening served in a number of key management and operational roles in the company’s North America Retail division.

•	He also spent six years abroad focusing on our international operations, including two years as Chief Executive Officer of CPW.

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PROPOSAL NUMBER 1 ELECTION OF DIRECTORS

Maria G. Henry
Age: 54	Committees: Audit (Chair), Finance
Independent Director Since: 2016

Maria G. Henry has been Chief Financial Officer of Kimberly-Clark Corporation since April 2015. Prior to that, she was Executive Vice President and Chief Financial Officer of Hillshire Brands, formerly known as Sara Lee Corporation, from 2012 to 2014. Ms. Henry was the Chief Financial Officer of Sara Lee’s North American Retail and Foodservice business from 2011 to 2012. Prior to Sara Lee, she held various senior leadership positions in finance and strategy in three portfolio companies of Clayton, Dubilier, and Rice, most recently as Executive Vice President and Chief Financial Officer of Culligan International from 2005 to 2011. Ms. Henry also held senior finance roles in several technology companies, and she began her career at General Electric.

Contributions to the Board:

•	Ms. Henry brings significant accounting, auditing and financial reporting expertise to the board and audit committee. She is one of our audit committee financial experts.

•

As an active Chief Financial Officer of a global company who is directly responsible for finance, accounting, real estate and investor relations, Ms. Henry offers capital markets expertise and current insights on public company financial, governance and leadership matters.

•	Ms. Henry’s consumer products background and experience make her well-positioned to critically and thoughtfully review and guide company strategy.

Jo Ann Jenkins
Age: 62	Committees: Corporate Governance; Public Responsibility
Independent Director Since: January 2020	Other Public Directorships: Avnet, Inc.

Jo Ann Jenkins has served as Chief Executive Officer of AARP, Inc., the nation’s largest nonprofit organization serving Americans aged 50 and older, since 2014. From 2013 to 2014, Ms. Jenkins served as Executive Vice President and Chief Operating Officer of AARP, and from 2010 to 2013 as President of the AARP Foundation. Prior to joining AARP, Ms. Jenkins served at the Library of Congress as Chief Operating Officer and Chief of Staff. She has also held a variety of senior roles at the U.S. Department of Agriculture, the U.S. Department of Transportation and the U.S. Department of Housing and Urban Development.

Contributions to the Board:

•

As the Chief Executive Officer of AARP, Ms. Jenkins brings to the board a deep understanding of strategic management and innovative marketing from her experiences leading and transforming one of the nation’s largest nonprofit organizations.

•

Ms. Jenkins contributes valuable insights to the board on public policy, government affairs, and community relations matters based on her senior leadership positions at the Library of Congress, U.S. Department of Agriculture, U.S. Department of Transportation, and U.S. Department of Housing and Urban Development.

•	Her public and private board service and advisory experiences deepen the board’s overall governance expertise.

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PROPOSAL NUMBER 1 ELECTION OF DIRECTORS

Elizabeth C. Lempres
Age: 59	Committees: Audit; Compensation
Independent Director Since: June 2019	Other Public Directorships: Axalta Coating Systems Ltd.

Elizabeth C. Lempres served as Senior Partner at McKinsey & Company, a management consulting firm, until her retirement in August 2017. Ms. Lempres joined McKinsey & Company in 1989 and held a variety of positions of increasing responsibility during her career including Senior Partner and Global Leader, Private Equity and Principal Investors from 2016 to 2017; and Senior Partner and Global Leader, Consumer Sector from 2010 to 2014. Prior to McKinsey & Company, she held positions in engineering-related fields at IBM and General Electric.

Contributions to the Board:

•

Ms. Lempres’ extensive senior leadership experience advising international consumer goods companies on complex management and strategy matters provides unique perspective and expertise to the board’s strategic planning process.

•

As former Senior Partner and Global Leader of McKinsey’s Consumer Sector, Ms. Lempres brings substantial global consulting experience in the consumer products and retail sectors to the board. Her experience leading teams across North America, Latin America, Europe, Asia and Africa also provides valuable perspective on the company’s international markets and operations.

•	Ms. Lempres’ public company board experience, financial expertise and risk management skills are valuable assets to the board, the audit committee and the compensation committee.

Diane L. Neal
Age: 64	Committees: Corporate Governance; Public Responsibility
Independent Director Since: November 2018	Other Public Directorships: Fossil Group, Inc.

Diane L. Neal served as Chief Executive Officer of Sur La Table, Inc., a consumer-facing retail company, from October 2014 until her retirement in January 2017. From 2012 to September 2014, Ms. Neal served as an advisor to select retail companies including L Brands, Inc., the parent company of Bath & Body Works where she served as Chief Executive Officer from 2007 to 2011. Ms. Neal joined Bath & Body Works in 2006 as President and Chief Operating Officer. Ms. Neal served with Gap Inc. from 2004 to 2006, where she held the positions of President, Outlet Division and Senior Vice President, Merchandising, Outlet Division. Previously, she served at Target Corporation for more than 20 years in various executive and leadership roles, including President of Mervyn’s from 2001 to 2004.

Contributions to the Board:

•	Ms. Neal’s significant senior executive experience in consumer and retail facing businesses provides the board with valuable consumer and retail insights.

•	As a senior executive for innovative and marketing-focused retail companies, Ms. Neal provides valuable perspectives on innovation and marketing initiatives.

•	Ms. Neal’s public company board experience and corporate governance expertise strengthen our board and corporate governance committee discussions.

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PROPOSAL NUMBER 1 ELECTION OF DIRECTORS

Steve Odland, Independent Lead Director
Age: 61	Committees: Finance; Public Responsibility
Independent Director Since: 2004

Steve Odland is the President and Chief Executive Officer of The Conference Board. From 2013 to June of 2018, Mr. Odland was President and Chief Executive Officer of The Conference Board’s public policy affiliate, the Committee for Economic Development. From 2011 to 2012, he was an Adjunct Professor in the graduate school of business at Lynn University and at Florida Atlantic University. Mr. Odland served as Chairman and Chief Executive Officer of Office Depot, Inc., an office merchandise retailer, from 2005 until 2010. From 2001 to 2005, he was Chairman and Chief Executive Officer of AutoZone, Inc., an auto parts retailer. Prior to that, he served as President and Chief Executive Officer of Tops Markets, Inc., a U.S. food retailer, from 1998 to 2000, and as President of the Foodservice Division of Sara Lee Bakery from 1997 to 1998. He was employed by The Quaker Oats Company from 1981 to 1996. Mr. Odland is also currently a Senior Advisor at Peter J. Solomon Company, and a CNBC contributor.

Contributions to the Board:

•

As our Independent Lead Director, Mr. Odland draws on his business leadership, corporate strategy and governance expertise to provide strong, independent board leadership and to ensure board effectiveness by fostering active discussion and collaboration among the independent directors and serving as an effective liaison with management.

•

He provides valuable insights into food, consumer products marketing, brand-building, internet marketing and sales, food service and international management from his executive roles in the food industry at Tops Markets, Quaker Oats and Sara Lee.

•	Mr. Odland also lends expertise on public policy, economics and corporate governance from his experience as President and Chief Executive Officer of The Conference Board.

Maria A. Sastre
Age: 65	Committees: Compensation; Corporate Governance
Independent Director Since: June 2018	Other Public Directorships: O’Reilly Automotive, Inc. Publix Supermarkets, Inc. (2005 – 2016)

Maria A. Sastre served as President and Chief Operating Officer of Signature Flight Support Corporation, the world’s largest network of fixed-base operations and support services for private and business aviation, from 2013 until her retirement in 2018. Ms. Sastre joined Signature Flight in 2010 as its Chief Operating Officer. From 2009 to 2010, she was President and Chief Executive Officer of Take Stock in Children, Inc., a Florida based non-profit that helps low-income youth escape the cycle of poverty through education. Ms. Sastre served with Royal Caribbean Cruises LTD from 2000 to 2008, where she held the positions of Vice President, International, Asia, Latin America & Caribbean, and Vice President of Hotel Operations. Previously, she had held various executive and leadership roles at United Airlines, Inc., Continental Airlines, Inc. and Eastern Airlines, Inc.

Contributions to the Board:

•

Ms. Sastre’s significant senior executive experience in consumer-facing businesses, together with over 20 years of public company board service at large retail grocery and restaurant companies, provide the board with valuable consumer, and food service insights.

•

Her global management expertise overseeing operations and marketing initiatives in Asia and Latin America, as well as her international merger and acquisition work, deepens the board’s global perspective and marketing expertise.

•	Ms. Sastre has significant corporate governance and public company board experience, including service on audit, corporate governance and compensation committees, and chairing finance committees.

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PROPOSAL NUMBER 1 ELECTION OF DIRECTORS

Eric D. Sprunk
Age: 56	Committees: Audit; Public Responsibility (Chair)
Independent Director Since: 2015

Eric D. Sprunk has served as a Senior Advisor of NIKE, Inc., an athletic footwear and apparel business, since April 2020. He served as Chief Operating Officer of NIKE from 2013 to April 2020. Mr. Sprunk joined NIKE in 1993, and has held a variety of positions, including Regional General Manager of NIKE Europe Footwear from 1998 to 2000, Vice President & General Manager of the Americas from 2000 to 2001, Vice President of Global Footwear from 2001 to 2009, and Vice President of Merchandising and Product from 2009 to 2013. Prior to joining NIKE, Mr. Sprunk was a certified public accountant with the accounting firm Price-Waterhouse from 1987 to 1993.

Contributions to the Board:

•

As the former Chief Operating Officer at a global, brand-based consumer products company, Mr. Sprunk brings relevant marketing experience to the board, as well as operating expertise in key functions including manufacturing, sourcing, sales and procurement. His experience as Vice President of Merchandising and Product also provides the board with valuable perspectives on product innovation and development.

•	His global and regional international management experiences at NIKE provide the board with a unique perspective on developing and marketing innovative products in consumer markets around the world.

•

Mr. Sprunk is a certified public accountant who has worked in senior financial roles at NIKE and Price-Waterhouse, which provides valuable financial and accounting expertise. Mr. Sprunk is one of the audit committee’s financial experts.

Jorge A. Uribe
Age: 63	Committees: Compensation; Public Responsibility
Independent Director Since: 2016	Other Public Directorships: Ingredion Incorporated

Jorge A. Uribe served as Global Productivity and Organization Transformation Officer at The Procter & Gamble Company, a consumer products company, from 2012 until his retirement in 2015. Prior to 2012, Mr. Uribe served as Group President of Latin America at Procter & Gamble from 2004 to 2012, as Vice President, Marketing and Customer Business Development, Latin America from 2001 to 2004 and as Vice President, Venezuela and Andean Region from 1999 to 2001.

Contributions to the Board:

•

Mr. Uribe’s international management background, including multi-regional and multi-country responsibility for operations throughout Latin America, together with his personal experience living and working outside the U.S., provides valuable perspective on the company’s international markets and operations.

•

As the former Global Productivity and Organization Transformation Officer of Procter & Gamble, Mr. Uribe brings first-hand experience in leading innovative organizational changes through efficiency improvement and cost management.

•	The experiences developed throughout his career at Procter & Gamble deepen the board’s overall consumer products, innovation and marketing expertise.

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CORPORATE GOVERNANCE

Corporate Governance	✓ Independent and diverse board of directors possessing skill sets critical to our company’s success
✓ Annual director elections based on a majority vote
✓ Strong Independent Lead Director with authority to approve board meeting agendas
✓ Thoughtful management development and succession plans for the CEO and his direct reports
✓ Strong oversight of culture, human capital management and leadership development programs and strategies
✓ Active shareholder engagement program with regular updates to the board
✓ Comprehensive director nomination and board refreshment process
✓ Substantive annual board and committee evaluations
✓ Proxy access by-law
✓ Board service policies limiting the number of public company boards on which our directors may serve
✓ Executive sessions for independent directors at each board meeting
✓ Board and committee agendas developed annually to address core responsibilities
✓ Enterprise risk management processes at board and committee levels
✓ Extensive oversight of sustainability and public policy issues impacting our business

Our Board’s Key Responsibilities

Our board is elected by the shareholders to oversee their interests in the long-term health and overall success of the company’s business. In exercising its fiduciary duties, the board represents and acts on behalf of our shareholders and is committed to strong corporate governance, as reflected in our corporate governance principles (available on our website at www.generalmills.com in the Investors section). The board is deeply involved in the company’s strategic planning process, leadership development, succession planning and oversight of risk management.

Overseeing Business Strategy

The board’s significant industry and management expertise is critical in shaping the company’s business strategy. In a challenging and dynamic business environment, our directors are an important resource for thoughtful, candid and ongoing insights into strategic issues facing the company, including product portfolio development and innovation, strategic investments, acquisitions and divestitures, margin improvement and global expansion. Over the course of the last two years, the board has worked closely with management at each board meeting throughout the year to critically assess the emerging challenges of the marketplace and align on key strategies, priorities and plans to drive future success. Our directors have also been a critical resource for management as the company assesses the strategic impacts of the economic uncertainty and turmoil caused by the COVID-19 pandemic.

Guiding and overseeing corporate strategy is the board’s primary focus, and the board’s oversight of strategy development and its assessment of management’s execution and progress against key priorities is deeply imbedded in our annual meeting calendar and agendas. The board dedicates time at each board meeting to review and discuss long-term strategic planning, including consideration of external business dynamics, emerging trends and risks and potential strategic alternatives. These discussions provide an opportunity for the board to constructively engage with management to review and advance corporate strategy. At each board meeting, the independent directors meet in executive session to discuss business and strategic matters. These meetings are led by our Independent Lead Director.

At the beginning of the year, the board formally reviews our annual and longer-term business plans, financial targets and plans for achieving those targets. The board is focused on monitoring performance against the company’s strategic objectives and financial targets throughout the year. As part of its oversight, the board

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CORPORATE GOVERNANCE

reviews and discusses with management at each board meeting a set of detailed operating reports, including current financial performance versus plan. Focused discussions of key business issues, segment and business unit operations and strategic developments are also held at each board meeting.

The board critically reviews all acquisition and divestiture activity, significant capital investments and cash returns to shareholders through share repurchase plans and dividend payments. These strategic actions and investments are reviewed and approved by the board following open and engaged discussions of the full board.

Overseeing Leadership Development, Culture and Human Capital Management

The board oversees and is regularly updated on the company’s leadership development and talent management strategies designed to attract, develop and retain global business leaders who can drive financial and strategic growth objectives and build long-term shareholder value. The board formally reviews and discusses management development and succession plans for the Chief Executive Officer and his direct reports, including individual executive transitions as the need arises over the course of the year. The reviews include an assessment of senior executives and their potential as successor to the Chief Executive Officer. To enhance the board’s understanding of the company’s talent pipeline, the board meets regularly with high-potential executives in formal and informal settings. The board has also adopted procedures to elect a successor in the event of the Chief Executive Officer’s sudden incapacity or departure.

Beyond leadership development, our board is continuously focused on culture and human capital management priorities for promoting a safe, inclusive and respectful work environment, where employees across our entire workforce feel empowered to speak on issues important to them, inspired to act ethically and raise concerns and enabled to implement new and innovative ideas in the best interests of the business. The board is keenly interested in ensuring that the company maintains and promotes a culture that fosters the values, behaviors and attributes necessary to advance the company’s business strategy and purpose, including:

•	Doing the right thing all the time to inspire integrity, trust and pride in the company;

•	Supporting productive team environments and connections;

•	Developing agility to quickly adapt to change;

•	Encouraging direct, transparent and honest conversations;
•	Embracing a learning mindset to grow and develop; and

•	Fostering a culture of inclusion and belonging.

To enhance the board’s understanding of the company’s work environment and culture, the board regularly conducts meetings and schedules site visits at the company’s food production facilities. More broadly, the board and its applicable committees provide oversight on culture and human capital management topics, including diversity and inclusion, pay equity, recruiting and development, ethics and compliance and programs to prevent harassment and promote workplace health and safety. The board also reviews critical feedback provided through regular employee culture surveys and receives updates on management’s plans for addressing concerns or potential areas of improvement.

Since the beginning of the COVID-19 pandemic, our strong health and safety protocols have continuously supported our entire global team. The board has been in regular communication with our Chairman and CEO to monitor the steps and precautions in place to ensure the health and safety of all of our 35,000 employees, including those on the frontlines in our manufacturing facilities. Additionally, the board has received in-depth updates at its board meetings from our COVID-19 task force on additional actions to support our workforce, including:

•	Paid leave policies and bonus plans for certain production employees;

•	Pay protection policies for certain employees unable to work from home;

•	Employee family and well-being resources for physical, mental and financial health;

•	Launch of employee recognition, employee support and volunteer appreciation platforms; and

•	New policies and procedures being implemented for the safe returns to worksites.

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CORPORATE GOVERNANCE

Overseeing Risk Management

The full board is actively engaged in overseeing the company’s risk management. The board exercises its risk oversight throughout the year, both at the full board level and through its standing committees, which are comprised solely of independent directors. While the board and its committees oversee key risk areas, company management is charged with the day-to-day management of risk. The company has robust internal processes and an effective internal control environment that facilitate the identification and management of risks and regular communication with the board. These processes include a robust enterprise risk management (ERM) program that is designed to identify and assess risks that may have a significant impact on our business, regular internal risk management meetings, a risk committee of senior management with ownership for strategic risks, operating risk owners with accountability for risk management activities, codes of conduct, a strong legal department and ethics and compliance office and a comprehensive internal and external audit process.

To ensure that the board fulfills its risk oversight role in a comprehensive and coordinated manner, the responsibility for overseeing specific aspects and areas of our risk management program are purposefully assigned to the full board and board committees.

•

The audit committee has primary responsibility for reviewing and monitoring the company’s ERM program, which is designed to identify, manage and mitigate critical risks. Management provides ERM updates to the audit committee throughout the year to assist the committee in ensuring that the company has a robust ERM program that is operating effectively. The audit committee’s oversight of the company’s ERM program includes a review of the process for identifying and vetting possible risks, a review of the list of ERM risks identified by management and a summary of actions and strategies to mitigate ERM risks. The chair of the audit committee provides the full board with regular reports on the ERM program and any significant risks. We continue to enhance our ERM program to ensure that key strategic risks are identified and considered by senior management and the board throughout the strategic planning process.

•

The audit, compensation, corporate governance, finance and public responsibility committees are each responsible for overseeing risks consistent with the responsibilities of these committees. The board has mapped the list of ERM risks to the roles and objectives of the full board and board committees to ensure that all ERM risks are overseen by the board or the relevant committee. The committee charters and agendas are updated and revised as necessary to clarify responsibility for overseeing specific risks. Each board committee reports to the full board on their particular risk oversight activities. The key responsibilities of each board committee are highlighted under Board Committees and Their Functions beginning on page 24.

•

In addition to reviewing the ERM process and discussing key risks and mitigating activities, the full board discusses risks related to the company’s annual financial plan at the beginning of each fiscal year, and risks related to business strategy during its

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strategic planning meetings. Throughout the year, the board continues to address these risks in follow-up discussions. The full board also encourages management to promote a corporate culture that integrates risk management into the company’s corporate strategy and day-to-day business operations in a way that is consistent with the company’s targeted risk profile.

We also conduct an annual risk assessment of the company’s employee compensation policies and practices, including those that apply to our executive officers, to ensure that the policies and practices do not encourage excessive risk-taking in order to maximize compensation. The compensation committee oversees the process, and Frederic W. Cook & Co., Inc., the independent compensation consultant, participates in identifying and assessing risk.

The company believes that the board’s leadership structure, discussed in more detail on pages 20–21, supports the risk oversight function of the board by providing for open communication between management and the board and including all directors in the risk oversight process. In addition, strong independent directors chair each of the board’s five committees, which provide in-depth focus on certain categories of risk.

Representing Shareholders

The board believes that strong corporate governance should include year-round engagement with shareholders. To that end, the board has worked with management to develop a robust annual shareholder engagement program that includes management members from our investor relations, corporate governance, sustainability and executive compensation teams. As appropriate, our directors are also available to meet directly with shareholders. In most circumstances, our Independent Lead Director will serve as the board’s representative for any board-level engagement with investors.

In fiscal 2020, as part of our shareholder engagement efforts, our management team sought input from holders representing approximately 50% of our outstanding shares and 68% of our institutional ownership, and members of our management and the board met with holders representing approximately

45% of our outstanding shares and 61% of our institutional ownership to discuss various matters, including company strategy and priorities, compensation, governance practices, sustainability and board refreshment and diversity.

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CORPORATE GOVERNANCE

Board Leadership Structure

Strong independent board leadership is essential to the effective operation of the board and to enable the board to fulfill its responsibilities. Our independent directors choose the board leadership structure that in their judgment best serves the interests of the company and its shareholders. Having the flexibility and discretion to determine whether the same individual should serve as both Chief Executive Officer and Chairman, or whether the roles should be separated, is critical for allowing the independent directors to consider and select the best leadership structure.

Current Leadership Structure

Jeffrey L. Harmening serves as the company’s Chairman and Chief Executive Officer, providing the organization with clear, consistent leadership, strategic vision and management accountability. Steve Odland serves as the board’s Independent Lead Director, providing leadership for the independent directors and ensuring independent oversight of management and the affairs of the company. The board’s current leadership structure was unanimously adopted and approved by the board’s independent directors.

The board believes that the critical oversight provided by an independent board and strong Independent Lead Director, combined with the organizational leadership of the Chairman and Chief Executive Officer, best serves the interests of the company and its shareholders. This arrangement creates an environment in which the board works collaboratively with management, while ensuring that the independent directors can effectively oversee performance and hold senior leaders accountable. In recognition of the large, complex and global nature of our business, the board recognizes that a combined Chairman and Chief Executive Officer provides clear leadership and accountability throughout the organization and best ensures alignment between the board and management on issues of strategy, priorities and accountability. Mr. Harmening has more than 20 years of leadership experience with General Mills and possesses a deep understanding of the company’s businesses and markets. As Chairman and Chief Executive Officer, Mr. Harmening is in the best position to apply his experience and expertise in assessing industry dynamics and guiding the board’s discussions of strategy and business performance.

Independent Lead Director

At any time when the board determines that the same individual should hold the positions of Chairman and Chief Executive Officer, or at any time when the Chairman is not independent, the independent directors elect an Independent Lead Director. The board recognizes the importance of appointing an Independent Lead Director to maintain a strong independent board leadership structure that functions collaboratively with management, while maintaining independent oversight. Therefore, the position of Independent Lead Director comes with a clear mandate and significant authority and responsibilities. The primary responsibilities of the Independent Lead Director are set forth below:

•	Reviews and approves board agendas with the Chairman;

•

Presides at all board meetings at which the Chairman is not present, including executive sessions of the independent directors (held at each board meeting), and informs the Chairman of issues considered and decisions reached during those sessions;

•	Facilitates effective and candid board discussions and communications to optimize board performance;

•	Meets regularly with the Chairman, serves as a liaison between the Chairman and the independent directors, and helps facilitate communications between the board and senior management;

•	Leads the board in setting forth and enforcing its expectations of ethical standards at the board and senior leadership levels;

•	Oversees board evaluations, and leads the board’s process for selecting his or her successor;

•	Advises the Chairman of the board’s informational needs and reviews and approves the types of information sent to the board;

•	Calls meetings of the independent directors, as needed, and sets agendas for executive sessions;

•	Monitors and coordinates with the Chairman and chair of the corporate governance committee on governance issues; and

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•	Serves as a board representative for consultation and direct communication with major shareholders.

Our Independent Lead Director is elected to serve for a three-year term, with the appointment ratified annually. Steve Odland has served as the Independent Lead Director since September 2019. He was appointed by the board based on a thorough succession process led by our former Independent Lead Director, R. Kerry Clark. Mr. Odland draws on his leadership, strategic planning and governance expertise to foster active discussion and collaboration among the independent directors on the board and to serve as an effective liaison with management.

Sustainability and Social Responsibility

For over 150 years, General Mills has been making food the world loves while creating long-term value for society and our shareholders. Feeding a growing global population and the success of our business depends on a healthy planet. We have taken bold actions to advance sustainability, and we embrace our responsibility to help achieve a stable climate, clean water, healthy soil, strong ecosystems and thriving farming communities. An overview of the company’s initiatives may be found in our annual Global Responsibility Report (available on our website at www.generalmills.com under the Responsibility section).

This year we continued our journey to move beyond simply sustaining our planet, and toward regenerating it. Our announced goal of advancing regenerative agriculture practices on one million acres of farmland by 2030 is our first major step in this process. Through regenerative agriculture, farmers will regenerate the soil they work on, reduce the amount of inputs and water used and lower greenhouse gas emissions through carbon sequestration.

In fiscal 2020, we also demonstrated our commitment to transparency through signing-on and working toward enhanced disclosures based on the Task Force on Climate-related Financial Disclosure principles and the standards developed by the Sustainability Accounting Standards Board for our industry.

Sustainability Leadership Structure

The board has made it a priority to ensure sustainability and regeneration are taken seriously at all levels of the company. The company has worked to create a robust sustainability culture and has built the oversight parameters set forth below to ensure it remains a priority.

•

Public Responsibility Committee: In 1971, General Mills was one of the first large public companies to form a public responsibility committee of the board. Today, among other things, the committee reviews and monitors strategy, policy and key investments related to sustainability, regeneration and other social responsibility initiatives.

•

Leadership Team: The General Mills leadership team has ultimate accountability for the company’s global responsibility, sustainability and regeneration programs. The Chairman and Chief Executive Officer convenes the sustainability governance committee, which consists of officers of the company, at least three times per year. Sustainability goals are included in our Chairman and Chief Executive Officer’s annual performance objectives.

•

Chief Sustainability & Social Impact Officer: The company’s Chief Sustainability & Social Impact Officer stewards the company’s sustainability and regeneration work, reporting to the Chief Supply Chain Officer, and working closely with the Vice President of Sourcing and other key business leaders to develop, coordinate and execute programs to achieve company-wide sustainability targets.

•

Enterprise Risk Management: Given the significant impact sustainability issues can have on the company, certain sustainability issues are also covered by the company’s enterprise risk management processes.

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CORPORATE GOVERNANCE

Our Key Sustainability Priorities

While the company is focused on sustainability and regeneration efforts across our full value chain, our current key priorities are focused on climate change, sustainable sourcing, water stewardship and regenerative agriculture, which are all key to the long-term success of our business. As discussed below, the company has set ambitious goals in these areas, but remains on track to achieve them.

Climate Change: We set a goal to reduce absolute greenhouse gas (GHG) emissions across our full value chain by 28% by 2025 from 2010 levels and to achieve sustainable emission levels in-line with scientific consensus by 2050. Through 2019, our GHG emissions footprint decreased 14% compared to our 2010 baseline.

Regenerative Agriculture: We are committed to being a leader in regenerative agriculture, which we define as a holistic, principles-based approach to farming and ranching that seeks to build and strengthen ecosystem and community resilience. We have set a goal to advance regenerative agriculture practices on 1 million acres of farmland by 2030.

Water Stewardship: We are working to champion the activation of water stewardship plans for the company’s most important and at-risk watersheds in our global value chain by 2025. We focus on 8 priority watersheds across our worldwide operations.

Sustainable Sourcing: We remain committed to sustainably sourcing 100% of our 10 priority ingredients by the end of 2020, which represents 40% of our annual raw material purchases globally. In 2019, 91% of these raw materials were sustainably sourced, up from 85% in 2018.

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Sustainability Highlights

Our sustainability efforts cover the full range of our supply chain – from sourcing ingredients to providing millions of meals through food donations. Our sustainability and corporate social responsibility achievements, some of which are highlighted below, help us strengthen our business, brands and the communities we serve.

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CORPORATE GOVERNANCE

Board Committees and Their Functions

The board has five standing committees that are each composed entirely of independent directors. A copy of each committee’s charter may be found on our website at www.generalmills.com in the Investors section under “Corporate Governance.” Assignments are rotated periodically to ensure that each committee has an appropriate mix of tenure and experience. In fiscal 2020, Roger W. Ferguson was elected chair of the corporate governance committee and R. Kerry Clark was elected chair of the finance committee.

	Audit Committee	Compensation Committee	Corporate Governance Committee	Finance Committee	Public Responsibility Committee

R. Kerry Clark

David M. Cordani

Roger W. Ferguson Jr.

Maria G. Henry

Jo Ann Jenkins

Elizabeth C. Lempres

Diane L. Neal

Steve Odland «

Maria A. Sastre

Eric D. Sprunk

Jorge A. Uribe

« Independent Lead Director     Chairperson     Member     Financial Expert

Audit Committee

Number of meetings in fiscal 2020: Seven

Functions:

•	Oversees integrity, adequacy and effectiveness of internal control, audit and financial reporting processes;

•

Assesses and ensures the independence, qualifications and performance of our independent registered public accounting firm, selects the independent registered public accounting firm for the annual audit and approves the independent registered public accounting firm’s services and fees;

•	Meets with the independent registered public accounting firm, without management present, to consult with it and review the scope of its audit;

•	Oversees the company’s ethics and compliance program to ensure compliance with applicable laws, corporate policies and the company’s Employee Code of Conduct;

•	Reviews and discusses with management the company’s annual risk assessment and the enterprise risk management program for identifying, assessing and managing key strategic and operational risks;

•	Reviews and approves our annual audited financial statements before issuance, subject to the board of directors’ approval;

•	Reviews and discusses with management the Audit Committee Report and recommends its inclusion in the Proxy Statement; and

•	Reviews the performance of the internal audit function.

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Financial Experts:

The board of directors has unanimously determined that (i) all audit committee members are financially literate under the NYSE listing standards and (ii) Ms. Henry, Mr. Clark, Mr. Cordani and Mr. Sprunk qualify as “audit committee financial experts” within the meaning of SEC regulations and have accounting or related financial management expertise as required by the NYSE listing standards. Each member also met the independence standards for audit committee membership under the rules of the SEC during fiscal 2020.

Compensation Committee

Number of meetings in fiscal 2020: Five

Functions:

•

Reviews compensation policies for executive officers and employees to ensure they align with our compensation philosophy and provide appropriate motivation for company performance and increased shareholder value;

•	Ensures our culture and human capital management policies and practices are appropriately designed to engage and inspire our teams;

•	Conducts performance reviews of the Chief Executive Officer;

•	Recommends compensation and equity awards for the Chief Executive Officer and approves them for other executive officers;
•	Recommends the compensation and equity awards for the independent directors;

•	Reviews and discusses with management an annual risk assessment of the compensation policies for executive officers and employees; and

•	Reviews and discusses with management the Compensation Committee Report and recommends its inclusion in the Proxy Statement.

Each member met the independence standards for compensation committee membership under the listing standards of the NYSE during fiscal 2020.

Corporate Governance Committee

Number of meetings in fiscal 2020: Five

Functions:

•	Monitors and recommends changes in the organization and procedures of the board, including committee appointments and corporate governance policies;

•	Develops policy on composition, participation and size of the board as well as tenure and retirement of directors;
•	Recommends candidates for election to the board and evaluates continuing service of incumbent directors;

•	Oversees the annual board self-evaluation process; and

•	Reviews and approves transactions between General Mills and related persons.

Finance Committee

Number of meetings in fiscal 2020: Three

Functions:

•	Reviews financial policies and objectives, including capital allocation and dividend policy;

•	Reviews changes in our capital structure, including debt issuances, common stock sales, share repurchases and stock splits;
•	Reviews significant capital investments, acquisitions and divestitures;

•	Reviews the annual business plan and related financing implications; and

•	Reviews financial risk management strategies, including the use of derivatives.

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CORPORATE GOVERNANCE

Public Responsibility Committee

Number of meetings in fiscal 2020: Three

Functions:

•	Reviews policies and procedures related to food and human safety;

•	Oversees public policy issues affecting General Mills, including nutrition, marketing and advertising;

•	Monitors our corporate social responsibility and sustainability strategies, plans and objectives;
•	Evaluates our relationships with external constituencies and stakeholders, and oversees the reputation and standing of our corporate brand;

•	Reviews our policies governing political contributions and our record of contributions; and

•	Monitors our charitable giving and volunteer work.

Director Attendance

Directors are expected to attend all board and committee meetings, as well as the annual meetings of shareholders, absent exigent circumstances. All of our directors in office at the time attended the 2019 Annual Meeting of Shareholders. During fiscal 2020, the board of directors met 5 times and various committees of the board met a total of 23 times. All directors attended at least 75 percent of the aggregate total meetings of the board and board committees on which they served during fiscal 2020.

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Annual Board and Committee Evaluation Process

The board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. The evaluation processes utilized by the board are designed to assess board and committee effectiveness as well as individual director performance and contribution levels. The corporate governance committee considers the results of the annual evaluations in connection with its review of director nominees to ensure the board continues to operate effectively. The evaluation results are also used to provide feedback to individual directors. In keeping with our robust evaluation process, in fiscal 2020, in addition to written board and committee evaluations, our Independent Lead Director conducted individual director interviews. These interviews yielded valuable information for the Chairman and corporate governance committee to consider during the board evaluation process and on a go-forward basis to enhance board effectiveness.

Board Evaluations

Performed By	All Directors	Senior Management	Independent Lead Director	Independent Consultant
Frequency	Annual	Annual	Annual (except if independent consultant is used)	Every 3-4 years
Process

Board members complete written board self-evaluations which: (a) provide for quantitative ratings of key board priorities and the operation of the board and (b) seek subjective feedback on areas for improvement.

Members of senior management who regularly interact with the board and/or its committees complete a written survey to provide input and perspective on the operation of the board.

The Independent Lead Director interviews each board member to elicit additional in-depth feedback on board and individual director performance that is not always available through the written evaluations.

A third-party governance expert conducts in-depth interviews with each director. The use of a third-party facilitator provides an outside perspective on board culture and individual director performance.

✓ The Chairman, Independent Lead Director and corporate governance committee chair review and discuss the results.
✓ The Independent Lead Director reviews a summary of the results with the full board, and enhancements are implemented as appropriate.
Results

✓  For third-party reviews, the Chairman, Independent Lead Director and corporate governance committee chair review and discuss the results with the independent consultant to identify feedback to the board on how it can enhance its effectiveness.

✓ The corporate governance committee reviews any concerns or issues regarding individual director performance and takes appropriate action as necessary.

Committee Evaluations

Performed By	All Members of Each Committee
Frequency	Annual
Process	Committee members complete committee self-evaluations which: (a) provide for quantitative ratings of each board committee and (b) seek subjective feedback on areas for committee improvement.
Results

✓  The Chairman, Independent Lead Director and corporate governance committee chair review and discuss the results and take appropriate action if necessary.

✓  Each committee discusses the results and enhancements are implemented as appropriate.

✓  The committee chairs present the results to the full board for its consideration and discussion.

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CORPORATE GOVERNANCE

Board Independence and Related Person Transactions

Director Independence Determination

The cornerstone of our corporate governance program is an independent and qualified board of directors. The board has established guidelines consistent with the current listing standards of the NYSE for determining director independence. You can find these guidelines in our corporate governance principles, which are posted on our website at www.generalmills.com in the Investors section.

Director affiliations are regularly reviewed to ensure there are no relationships that might impair a director’s independence. Transactions reviewed but deemed not to impair independence include: premiums for pharmacy benefit management services and related products paid by the company to Express Scripts, a subsidiary of Cigna Corporation, and company debt securities held by Cigna Corporation, where Mr. Cordani serves as President and Chief Executive Officer; and company debt securities held by TIAA, where Mr. Ferguson serves as President and Chief Executive Officer. The board determined that these transactions were conducted in the ordinary course of our business, were not required to be disclosed under NYSE listing standards, and given the nature and amount of payments involved, did not create a material relationship that would impair either director’s independence.

Based on this review, the board has affirmatively determined that all non-employee directors are independent under our guidelines and as defined by NYSE listing standards.

Related Person Transaction Policy and Process

Our board of directors has adopted a written policy for reviewing and approving transactions between the company and its related persons, including directors, director nominees, executive officers, 5 percent shareholders and their immediate family members or affiliates. The policy applies to:

•	All financial transactions, arrangements or relationships involving more than $100,000;

•	Transactions in which the company, or one of its affiliates, is a participant; and

•	Transactions in which a related person could have a direct or indirect interest.

The policy does not apply to certain compensation payments that have been approved by the compensation committee or disclosed in the Proxy Statement, transactions that are available to all other shareholders or employees on the same terms or transactions with an entity where the related person’s interest is only as a director or a less than 10 percent owner.

The board has delegated to our corporate governance committee the authority to review potential or existing related person transactions. The corporate governance committee will only approve or ratify those transactions that are determined to be consistent with the best interests of the company and its shareholders, and that comply with applicable policies, codes of conduct and legal restrictions.

Codes of Conduct for Directors and Employees

We have adopted a code of conduct applicable to all employees, including our principal executive officer, principal financial officer and principal accounting officer, and a code of conduct applicable to our directors. The codes of conduct promote a company culture based on ethical behavior, integrity and responsibility. They are available on our website at www.generalmills.com in the Responsibility section under “Ethics and Integrity” and the Investor section under “Corporate Governance.”

The audit committee of the board of directors has established procedures for employees, shareholders, vendors and others to communicate concerns about our ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the audit committee, which has responsibility for these matters.

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Shareholder Director Nominations

The corporate governance committee is responsible for recommending candidates for election to our board of directors. For more information on overall board-

composition guidelines and selection criteria for individual directors, see Proposal Number 1 – Election of Directors beginning on page 6.

Shareholder Recommendations

The corporate governance committee will consider and evaluate shareholder-recommended candidates by applying the same criteria used to evaluate director-recommended candidates. If the corporate governance committee decides the candidate is suitable for board membership, the corporate governance committee will make a recommendation to the board of directors for its approval to include the candidate in the slate of directors nominated for election by shareholders in the Proxy Statement. During fiscal 2020, we received no director recommendations from our shareholders.

Shareholders who wish to suggest a candidate for our board of directors may submit a written recommendation to the Board of Directors, c/o Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440, along with the shareholder’s name, address and the number of General Mills shares beneficially owned; the name of the candidate being recommended and the number of General Mills shares beneficially owned by the candidate; the candidate’s biographical information describing experience and qualifications; a description of all agreements, arrangements or understandings between the shareholder and candidate being recommended; and the candidate’s consent to serve as a director, if elected. The corporate governance committee may request that the shareholder provide certain additional information. For the board to consider a candidate for nomination at the 2021 Annual Meeting, shareholders must submit the required information to the Corporate Secretary by the close of business on April 12, 2021.

Shareholder Nominations – Advance Notice

Under our by-laws, shareholders may also nominate a candidate for election at an annual meeting of shareholders. Our annual meeting typically will be held on the third or fourth Tuesday in September. Shareholders who intend to present a nomination at our 2021 Annual Meeting are required to notify the Corporate Secretary in writing and provide the information described in our by-laws no earlier than the close of business on May 25, 2021, and no later than the close of business on June 24, 2021. Director nominees submitted through this process will be eligible for election at the 2021 Annual Meeting, but will not be included in proxy materials sent to shareholders prior to the meeting.

Shareholder Nominations – Proxy Access

Under our by-laws, a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years at least three percent of our outstanding common stock, generally may nominate and include in our proxy materials up to the greater of two directors or 20 percent of the number of directors in office as of the deadline for proxy access nominations. Shareholder(s) and nominee(s) must satisfy the requirements specified in the by-laws. For eligible shareholders to include in our proxy materials nominees for the 2021 Annual Meeting, proxy access nomination notices must be received by the Corporate Secretary no earlier than the close of business on March 12, 2021 and no later than the close of business on April 12, 2021. The notice must contain the information required by the by-laws. Our by-laws may be found on our website located at www.generalmills.com in the “Investors” section under “Corporate Governance.”

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CORPORATE GOVERNANCE

Communications with the Board

The board of directors welcomes comments and questions. Interested parties may directly contact any of our directors, any committee of the board, the board’s independent directors as a group, the Independent Lead Director or the board generally, by writing to them at General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440 or via e-mail at boardofdirectors@genmills.com. The board of directors has instructed the Corporate Secretary to distribute communications to the director or directors, after ascertaining whether the communications are appropriate to duties and responsibilities of the board. The board has requested that the Corporate Secretary not forward the following types of communications: general surveys and mailings to solicit business or advertise products; job applications or resumes; product inquiries or complaints; new product suggestions; or any material that is threatening, illegal or that does not relate to the responsibilities of the board.

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DIRECTOR COMPENSATION

We structure director compensation to attract and retain qualified independent directors and to further align the interests of directors with the interests of shareholders. The compensation committee annually reviews surveys of independent director compensation trends and a competitive analysis of peer company practices prepared by the independent compensation consultant. The committee makes recommendations to the board of directors on compensation for our independent directors, including their retainers and annual equity awards. Each component of director compensation is described in this section.

Annual Retainers

•	Independent directors each receive an annual retainer of $75,000.

•

The Independent Lead Director receives an additional $30,000. The Independent Lead Director does not receive any additional fees for chairing a committee in addition to serving as the Independent Lead Director.

•	The chair of the audit committee and the chair of the compensation committee receive an additional
$20,000, chairs of the other committees receive an additional $15,000 and other audit committee members receive an additional $5,000.

•	We do not pay any additional fees for attending or chairing a meeting.

•	We pay annual retainers in quarterly installments. Directors can elect to have their retainers paid in cash or common stock.

Restricted Stock Units

•	Each independent director receives approximately $180,000 in restricted stock units (“RSUs”) upon attending his or her first board meeting and upon each re-election.

•	The number of RSUs is determined based on the closing price of our common stock on the NYSE on the date of the grant.
•	The RSUs generally vest at the next annual meeting of shareholders. Directors who leave the board prior to vesting forfeit their RSUs. In the event an active director dies, his or her RSUs fully vest.

•	RSUs earn amounts equivalent to the regular dividend payments on our common stock. Dividend equivalents will be paid only to the extent the underlying RSUs vest.

Stock Ownership Policy

A substantial portion of independent director compensation is linked to our stock performance, and directors can elect to receive their entire board remuneration in stock and stock-related compensation. Our policy requires that independent directors keep all of the shares that they receive as compensation until they own shares equal in market value to at least five times their annual retainer, excluding any fees for serving as Independent Lead Director, chairing a committee or serving on the audit committee. As of July 24, 2020, all independent directors had met or exceeded these stock ownership requirements, except for Jo Ann Jenkins who joined the board in 2020.

Deferred Compensation

•	Independent directors may defer their retainers and RSUs.

•

Their deferred cash accounts earn a monthly rate of return that tracks the investment return achieved under their selected investment funds, most of which are offered to participants in our 401(k) Plan. One of these funds tracks the return on our common stock, which further aligns directors’ interests with those of our shareholders. The value of deferred retainers paid in shares of our common stock and deferred restricted stock units also tracks our common stock performance.

•	Earnings credited are not above-market or preferential.

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DIRECTOR COMPENSATION

Director Compensation for Fiscal 2020

The fiscal 2020 compensation of our independent directors is shown in the following table.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Alicia Boler-Davis(3)	22,500	—	22,500
R. Kerry Clark	97,500	179,986	277,486
David M Cordani	100,000	179,986	279,986
Roger W. Ferguson, Jr	90,000	179,986	269,986
Maria Henry	95,000	179,986	274,986
Jo Ann Jenkins	37,500	180,043	217,543
Elizabeth Lempres	80,000	359,995	439,995
Heidi G. Miller(3)	20,000	—	20,000
Diane Neal	75,000	179,986	254,986
Steve Odland	101,250	179,986	281,236
Maria Sastre	75,000	179,986	254,986
Eric D. Sprunk	91,250	179,986	271,236
Jorge Uribe	75,000	179,986	254,986

(1)

Includes the annual retainer for each director and additional fees for directors who serve as the Independent Lead Director, chair a committee or who serve on the audit committee. Retainers were paid in cash, except Mr. Cordani, Ms. Henry and Mr. Uribe who each received their entire retainer in common stock (1,809, 1,718 and 1,356 shares respectively). Shares issued in lieu of a cash retainer were valued at the closing sales price of our common stock on the NYSE on the quarterly retainer payment dates.

(2)

Includes the grant date fair value for 3,322 RSUs granted to each director, other than Ms. Jenkins, upon re-election in fiscal 2020, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718). The grant date fair value is based on $54.18 per share, the closing price of our common stock on the NYSE on the grant date, September 24, 2019.

For Ms. Lempres, includes the grant date fair value for an additional 3,354 RSUs granted to her upon attendance at her first board meeting on June 24, 2019. The grant date fair value is based on $53.67 per share, the closing price of our common stock on the NYSE on that date.

For Ms. Jenkins, includes the grant date fair value for 3,383 RSUs granted to her upon attendance at her first board meeting on January 27, 2020. The grant date fair value is based on $53.22 per share, the closing price of our common stock on the NYSE on that date.

At fiscal year-end, each independent director had 3,322 unvested RSUs, except Ms. Jenkins, who had 3,383 units.

The independent directors’ equity awards are now delivered entirely in RSUs, though some directors continue to hold previously awarded stock options.

At fiscal year end, the total number of vested stock options held by Mr. Clark was 11,398.

(3)	Ms. Boler-Davis and Ms. Miller served on the board until September 24, 2019, but did not stand for re-election at the company’s 2019 Annual Meeting of Shareholders.

32	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

OWNERSHIP OF GENERAL MILLS COMMON STOCK BY DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table shows the amount of General Mills common stock beneficially owned by (a) each director and director nominee, (b) each named executive officer listed in the Summary Compensation Table, (c) all directors, director nominees and executive officers as a group and (d) each person or group owning more than 5 percent of our outstanding shares. Unless otherwise noted, all amounts are as of July 24, 2020, and the shareholders listed in the table have sole voting and investment power with respect to the shares owned by them.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares(1)		Exercisable Options(2)	Percent of Class
Richard C. Allendorf	49,042		118,524	*
Kofi A. Bruce	7,846		45,450	*
John R. Church	56,334	(3)	263,739	*
R. Kerry Clark	50,697		11,398	*
David M. Cordani	29,824		—	*
Roger W. Ferguson Jr.	17,889		—	*
Jeffrey L. Harmening	160,468	(4)	360,031	*
Maria G. Henry	23,122		—	*
Jo Ann Jenkins	3,383		—	*
Elizabeth C. Lempres	6,676		—	*
Donal L. Mulligan	182,339	(5)	313,657	*
Diane L. Neal	7,625		—	*
Jonathon J. Nudi	26,219		149,295	*
Steve Odland	154,958		—	*
Maria A. Sastre	8,545		—	*
Erik D. Sprunk	16,788		—	*
Jorge A. Uribe	16,985	(6)	—	*
All directors, nominees and executive officers as a group (26 persons)	1,190,761	(7)	1,934,759	*
The Vanguard Group, Inc.	49,122,795	(8)	—	8.0
BlackRock, Inc.	46,559,367	(9)	—	7.6
State Street Corporation	36,337,142	(10)	—	5.9

*	Indicates ownership of less than 1 percent of the total outstanding shares.

(1)	Includes:

•	Shares of our common stock directly owned;

•	Shares of our common stock allocated to participant accounts under our 401(k) Plan;

•

RSUs that vest within 60 days of July 24, 2020, as to which the beneficial owner currently has no voting or investment power: 3,322 RSUs for each independent director except 3,383 for Ms. Jenkins; and 36,603 RSUs for all directors, nominees and executive officers as a group; and

•

Stock units that have vested and been deferred, as to which the beneficial owner currently has no voting or investment power: 27,641 units for Mr. Clark; 14,567 units for Mr. Ferguson Jr.; 89,564 units for Mr. Harmening; 4,303 units for Ms. Neal; 15,283 units for Mr. Nudi; 56,785 units for Mr. Odland; 4,223 units for Ms. Sastre; 13,466 units for Mr. Sprunk; and 442,400 units for all directors, nominees and executive officers as a group.

(2)	Includes options that were exercisable on July 24, 2020 and options that become exercisable within 60 days of July 24, 2020.

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	33

OWNERSHIP OF GENERAL MILLS COMMON STOCK BY DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

(3)	Includes 26,083 shares held in individual trusts by either Mr. Church or his spouse, for which they serve as trustees, and 3,823 shares owned by Mr. Church’s spouse.

(4)	Includes 61,581 shares held in individual trusts by Mr. Harmening or his spouse, for which they serve as trustees.

(5)	Includes 177,551 shares owned jointly by Mr. Mulligan and his spouse.

(6)	Includes shares held in individual trusts by Mr. Uribe, for which he serves as trustee.

(7)	Includes 399,5113 shares held solely by, jointly by, or in trust for the benefit of family members.

(8)

Based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group and its subsidiaries (“Vanguard”), at 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The filing indicated that as of December 31, 2019, Vanguard had sole investment power over 48,079,199 of these shares and shared investment power over 1,043,596 of these shares. The filing also indicated that as of December 31, 2019, Vanguard had sole voting power over 893,454 of these shares and shared voting power over 202,031 of these shares.

(9)

Based on information contained in a Schedule 13G/A filed with the SEC on February 5, 2020 by BlackRock, Inc. and its subsidiaries (“BlackRock”), at 55 East 52nd Street, New York, New York 10055. The filing indicated that as of December 31, 2019, BlackRock had sole investment power over all of these shares, and sole voting power over 40,367,850 of these shares.

(10)

Based on information contained in a Schedule 13G filed with the SEC on February 13, 2020 by State Street Corporation and its subsidiaries (“State Street”), at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. The filing indicated that as of December 31, 2019, State Street had shared investment power over all of these shares, and shared voting power over 32,870,409 of these shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, among others, to file with the SEC an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. As a matter of practice, our staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf. Based solely on a review of reports filed with the SEC and on written representations from reporting individuals, we believe that all of the required reports for our officers and directors were filed on a timely basis under Section 16(a) for fiscal year 2020, except for a late Form 4 filing on February 25, 2020 to report a stock distribution to Mr. Jorge Uribe, which was delayed due to a miscommunication with our transfer agent, and a late Form 4 filing on August 14, 2019 for Jodi Benson to report shares disposed for taxes on July 15, 2019, which was delayed due to administrative error.

34	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

PROPOSAL NUMBER 2

ADVISORY VOTE ON

EXECUTIVE

COMPENSATION

The board of directors unanimously recommends a vote FOR the resolution approving, on an advisory basis, the compensation of our named executive officers.

We provide our shareholders with an annual advisory vote on the compensation of our named executive officers. At the 2019 Annual Meeting, approximately 94 percent of the votes cast supported our executive compensation program.

Our compensation committee reviewed the results of the advisory vote and also considered feedback from several of our largest shareholders on our executive compensation program. The compensation committee recognizes that effective practices evolve, and the committee will continue to consider changes as needed to keep our executive compensation program competitive and tightly linked to performance.

Consistent with our shareholders’ preference and prevailing demand, we expect to hold an advisory vote on executive compensation every year. This year, we are asking shareholders to approve the following resolution:

RESOLVED, that the shareholders approve the compensation paid to the company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section, and the compensation tables and related narrative in the Executive Compensation section, of the Proxy Statement for the 2020 Annual Meeting of Shareholders.

The advisory vote will not be binding on the compensation committee or the board. However, they will carefully consider the outcome of the vote and take into consideration any specific concerns raised by investors when determining future compensation arrangements.

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	35

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section provides an overview of our compensation philosophy, the key elements of our executive compensation program and the compensation actions for our named executive officers (“NEOs”) in the context of our company strategy and our fiscal 2020 performance.

Fiscal 2020 Named Executive Officers

Jeffrey L. Harmening, Chairman and Chief Executive Officer

Jonathon J. Nudi, Group President, North America Retail

Kofi A. Bruce, Chief Financial Officer

John R. Church, Chief Supply Chain Officer

Richard C. Allendorf, General Counsel and Secretary

Donal L. Mulligan, Senior Advisor and Former Chief Financial Officer

Existing Policies and Practices	✓	What we do:	×	What we don’t do:

✓ Significant alignment between pay and performance

✓ PSUs granted to all NEOs and other company officers

✓ Challenging quantitative company performance measures aligned with strategic priorities

✓ Clawback policy

✓ Rigorous stock ownership requirements

✓ Tally sheets reviewed in connection with compensation decision making

✓ Annual risk assessment of pay programs

✓ Annual say-on-pay vote

✓ Direct engagement with shareholders

✓ Double-trigger change in control vesting provisions

✓ Fully independent compensation consultant

✓ Executive session at each compensation committee meeting

×   No employment contracts for NEOs

×   No officer or director hedging or pledging of company stock

×   No corporate aircraft

×   No excise tax gross up

×   No payment of dividend equivalents on unvested shares or options

×   No repricing or back dating of options

36	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

Executive Summary

Our Business Priorities and Pay for Performance Highlights

Our fundamental financial goal is to generate superior returns for our shareholders over the long-term. We believe achieving that goal requires us to generate a consistent balance of net sales growth, margin expansion, cash conversion and cash return to shareholders over time. Our executive compensation program and the compensation decisions of the compensation committee are closely aligned with the company’s business strategies, priorities and long-term growth objectives. In particular, the annual incentive targets we set at the beginning of the year are based on financial objectives and priorities approved by the board and communicated to investors.

Fiscal 2020 was a year of significant challenge and change in the external environment. We adapted to the uncertainty and elevated demand for our products created by the COVID-19 pandemic, and we executed to deliver strong financial results while remaining focused on the health and safety of our employees, as well as the needs of our customers, consumers and communities. Prior to the outbreak of the COVID-19 pandemic, we had made significant progress against our key priorities and expected to meet or exceed each of the key full-year financial targets we communicated to investors at the beginning of fiscal 2020. The virus outbreak had a significant impact on consumer demand across our major markets, including driving an increased demand for food at home and a corresponding decrease in demand for away-from-home food. Consequently, our full-year results significantly exceeded our initial annual targets for organic net sales growth, constant-currency growth in adjusted operating profit and adjusted diluted earnings per share (“EPS”) and free cash flow conversion. Our fiscal 2020 performance and resulting incentive payouts reflect the strength of our brands, superior supply chain execution and strong partnership with our customers to maintain a high standard of service during a difficult time.

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	37

EXECUTIVE COMPENSATION

Delivering on Our Key Priorities	Highlights for Fiscal 2020

✓  We accelerated our organic net sales growth rate compared to our fiscal 2019 performance, driven by strong execution to meet elevated demand during the COVID-19 pandemic, healthy levels of innovation and a significant increase in capabilities and brand-building investment.

✓   We maintained our strong adjusted operating profit margins. The combination of our continued strong levels of Holistic Margin Management savings, volume growth and positive net price realization and mix offset input inflation and increased investments in brand building and capabilities, resulting in significant growth in constant-currency adjusted operating profit and adjusted diluted EPS*.

✓   We reduced our leverage. Our continued cash discipline delivered a significant reduction in core working capital and strong free cash flow conversion*, resulting in reduced debt and an important decrease in our leverage ratio.

✓   Net sales increased 5 percent to $17.6 billion and organic net sales increased 4 percent compared to year-ago levels and a fiscal 2020 target of 1.8 percent*.

✓   Operating profit increased 17 percent to $3.0 billion and adjusted operating profit of $3.0 billion increased 7 percent on a constant-currency basis*.

✓   Diluted EPS increased 23 percent to $3.56 and adjusted diluted EPS of $3.61 increased 12 percent on a constant-currency basis against a fiscal 2020 target of 5 percent*.

✓   Net cash provided by operations totaled $3.7 billion in fiscal 2020 representing a conversion rate of 166 percent of net earnings. This cash generation supported capital investments totaling $461 million, and our resulting free cash flow was $3.2 billion at a conversion rate of 143 percent*.

✓  Our net debt-to-adjusted earnings before net interest, income taxes, depreciation and amortization ratio was 3.2, which was favorable compared to our fiscal 2020 target of 3.5*.

✓   Leading brands and superior execution led to strong in-market performance for our North America Retail segment, including market share gains in 9 of its 10 largest U.S. categories in the fourth quarter.

Pay for Performance

The fiscal 2020 annual incentive performance achievement percentage of 170% reflects strong performance, execution and leadership in fiscal 2020 amid significant challenges and uncertainty.

The fiscal 2018 – fiscal 2020 PSU performance achievement percentage of 147% reflects the strengthening of our organic net sales and cumulative free cash flows over the 3-year performance period and strong financial results in fiscal 2020.

*

Organic net sales, adjusted operating profit (on a constant-currency basis), adjusted diluted EPS (on a constant-currency basis), free cash flow conversion rate and net debt-to-adjusted earnings before net interest, income taxes, depreciation and amortization ratio are non-GAAP measures. For more information on the use of non-GAAP measures in the Proxy Statement, and a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see Appendix A.

38	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

Compensation Philosophy

Our compensation program is designed to attract, motivate, reward and retain superior leaders who consistently pursue initiatives and execute strategies that contribute to strong company performance and total return to shareholders that are in the top tier of our industry. The compensation committee bases its compensation decisions on the following core principles:

•

Compensation design supports our business strategy: Our compensation program is closely aligned with our long-term growth model and strategic priorities. Incentive performance measures closely track our externally communicated financial objectives, and long-term incentives create significant alignment between the interests of our executives and those of our shareholders.

•	Pay is performance-based: A significant percentage of our NEOs’ compensation is at risk and variable based on the annual and long-term performance of the company.

•

Compensation opportunities are competitive: Given that the competition for talent in the consumer packaged goods industry is intense, the compensation opportunities for each NEO, based on time in role, have been designed to ensure that they are competitive with our industry peer group.

Significant Percentage of Executive Pay Is At Risk

Since executive compensation is paid principally in the form of annual and long-term incentive awards, a significant percentage of executive pay is at risk and variable based on the annual and long-term performance of the company. Performance share units, which comprise 50% of the long-term incentive award, will only be paid at the end of the three-year performance period if 3-year targets are achieved. Stock options and restricted stock units, which comprise the remaining 50% of the long-term incentive awards, derive their value directly from the company’s common stock price appreciation, which in the long-term is a reflection of company performance and is directly linked to shareholder returns.

•	Performance Share Units: Can be rendered worthless if company performance for any three-year period is below threshold.

•	Stock Options: Have no value if the company’s common stock price does not appreciate prior to expiration of the stock options.

•	Restricted Stock Units: Value can decline significantly from the grant date if the company performs poorly and its common stock price falls.

For our NEOs to earn their intended target compensation from these awards, the company must show sustained competitive performance on annual and three-year company performance measures, and must achieve strong shareholder returns.

CEO PAY MIX AT TARGET	OTHER NEO PAY MIX AT TARGET

The pay mix represented above is based on target total direct compensation opportunities.

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	39

EXECUTIVE COMPENSATION

Elements of Total Direct Compensation and Alignment with Performance Measures

Our executive compensation program is designed to incent our Named Executive Officers (“NEOs”) to pursue strategies and execute priorities that promote growth and deliver strong returns to shareholders. The core elements of our NEOs’ Total Direct Compensation (“TDC”) consist of base salary, annual incentive and long-term incentive. Target TDC for each NEO is benchmarked within a reasonable range of the median of our industry peer group. Each element of annual and long-term incentive compensation is tied to performance and closely linked to our strategy, long-term growth model, financial objectives and ultimately to Total Shareholder Return (“TSR”) and continued value creation for our shareholders.

Key Updates for 2020

In fiscal 2020, to further prioritize performance-based vesting, and in response to market trends and shareholder feedback, we changed the composition of our long-term incentive grants for NEOs by increasing the proportion of performance share units (“PSUs”) to 50 percent, and reducing the proportion of stock options and restricted stock units (“RSUs”) to 25 percent each.

Total Direct Compensation Element	Pay Element	Performance Measure	Strategy & Performance Alignment
Base Salary	Cash	✓ Individual performance and contributions based on scope and complexity of role	✓ Positioned within a reasonable range of market median based on individual performance and contributions
Annual Incentive	Cash-based award	Company Performance (80%) ✓ Organic net sales growth ✓ Total segment operating profit growth ✓ Adjusted diluted EPS growth Individual Performance (20%)

✓  Rewards and recognizes annual accomplishment of key financial objectives

✓  Corporate performance measures aligned with long-term growth model

✓  Corporate performance modifier (+/-20%) may be used by the board to adjust solely for financial performance relative to peers

Long-Term Incentive		Three-year measurement period ✓ Organic net sales growth (CAGR) ✓ Cumulative free cash flow	✓ Performance metrics align with key elements for delivering growth and strong TSR
Performance Share Units (1/2)
	Stock Options (1/4)		✓ Ultimate value tied to stock price appreciation
	Restricted Stock Units (1/4)		✓ Ultimate value tied to TSR

Base Salary

Base salaries provide fixed income based on the size, scope and complexity of each individual’s role and their individual performance and contribution levels. The only fixed element of TDC, base salary, is set within a reasonable range of median levels for similarly situated officers within the industry peer group and is based on current and historical performance. With the guidance of the independent consultant, the board for the CEO and the compensation committee for the other NEOs, annually reviews potential adjustments to base salary to ensure continuous alignment with the market and to account for changes in responsibilities.

40	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

Annual Incentive Award

Our annual incentive plan rewards the achievement of annual company and individual performance objectives. Each NEO’s target opportunity for an annual incentive award is a percentage of base salary, which is expressed as a target incentive percentage. Annual incentive awards can vary greatly from year to year based on achievement of the annual company performance measures, business segment results, individual performance ratings and company financial performance relative to peer companies. Annual incentive awards range from 0 percent to 200 percent of target, with a 100 percent of target award for on target performance.

Individual Target Incentive Percentage

In establishing the target incentive percentage opportunities for the NEOs, our compensation committee and the board consider a number of factors, including the NEO’s level of responsibility, tenure with the company, a reasonable range of median levels for similarly situated officers within the industry peer group and other factors related to the scope of the NEO’s responsibilities.

Annual Company Performance Measures

Achievement on the annual company performance measures and, as applicable, business segment results account for 80% of each NEOs annual incentive award payout. For the annual company performance measures, the assessment of company performance for each year is based on goals set forth in the annual corporate operating plan that is approved by the board. The annual corporate operating plan aligns with our corporate strategy, long-term commitment to shareholders and expected peer and industry performance. As a result, the goals established for our annual company performance measures are closely aligned with our annual corporate operating plan and the financial objectives we communicate to investors at the beginning of the fiscal year. Annual company performance measures for fiscal 2020 consisted of three equally-weighted measures: organic net sales growth; total segment operating profit growth (on a constant-currency basis); and adjusted diluted earnings per share growth (on a constant-currency basis).

For fiscal 2020, the compensation committee approved the performance targets noted in the table below, as well as performance levels for threshold and maximum incentive payout. The targets were set at levels necessary to incent and reward management for meeting or exceeding the financial goals we communicated to shareholders for fiscal 2020. To ensure that the annual company performance measures are appropriately challenging, the compensation committee tests and evaluates the targets in the context of several factors, including:

•	Financial performance levels that are consistent with the achievement of our long-term goals for delivering top-tier shareholder returns.

•	The likelihood and probability of achieving various levels of performance based on historical results and expected peer and industry performance.
•	The annual incentive metrics, program design and financial performance of peer companies.

•	Our expected performance relative to peer companies.

For fiscal 2020, the compensation committee set annual performance measures that were challenging and robust within the context of our current business and industry dynamics and that were aligned with our annual corporate operating plan. Our key priorities for fiscal 2020 were to take actions to accelerate our topline growth, while maintaining our strong adjusted operating profit margin. Our fiscal 2020 plan called for higher levels of new products and innovation, increases in growth-enhancing capabilities like E-commerce and Strategic Revenue Management, and brand-building investments. Compensation targets for growth in total segment operating profit and adjusted diluted earnings per share reflected expectations for improved topline performance for each of our business segments, benefits from cost saving actions, and increased investments in brand-building and capabilities.

Overall, our company performance in fiscal 2020 significantly exceeded our expectations and the annual company performance measures that were set at the beginning of the fiscal year. While the COVID-19 pandemic resulted in higher consumer demand across our major markets, superior execution and agility across the company, together with the strength of our brands, led to excellent in-market performance and strong financial results. The annual incentive rating for fiscal 2020 reflects strong performance and leadership in fiscal 2020 amid significant challenges and uncertainty.

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	41

EXECUTIVE COMPENSATION

FISCAL 2020 PERFORMANCE AGAINST ANNUAL PERFORMANCE GOALS

Annual Company Performance(1) Measure and Weighting	Target	Fiscal 2020 Incentive Performance(2)	Fiscal 2020 Performance Achievement

Organic Net Sales Growth (1/3)	+1.8%	+4.0%	173%

Segment Operating Profit Growth on a constant-currency basis (1/3)	+5.0%	+9.1%	152%

Adjusted Diluted Earnings Per Share Growth on a constant-currency basis (1/3)	+5.0%	+11.5%	186%

Business Achievement Percentage			170%

(1)

The annual company performance measures are non-GAAP Measures. For more information on the use of non-GAAP measures in the Proxy Statement and a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see Appendix A.

(2)

Incentive performance is measured on a comparable basis and excludes certain items affecting comparability, including the impact of changes in foreign currency exchange rates, acquisitions and divestitures, certain product recall costs and other corporate adjustments.

Individual Performance Ratings

Individual performance ratings for our NEOs account for 20% of each NEOs annual incentive award payout. NEO individual performance ratings may range from Exceptional to Unsatisfactory. The ratings are based on the achievement of specific annual priorities, which include quantitative business performance measures for the business segments and qualitative goals such as completion of strategic initiatives, quality of business plans, organizational development progress in important areas such as diversity and employee development and fulfillment of leadership expectations. The CEO establishes annual priorities for each of the NEOs, and the board approves the annual priorities for the CEO. The board approves the individual performance rating for the CEO and the compensation committee approves the ratings for all other NEOs.

Company Performance Modifier

The compensation committee is provided with the discretion at the end of each fiscal year to determine whether a company performance modifier to the annual incentive payout is warranted based solely on relative financial performance versus our peers. Based on this assessment, the committee may increase or decrease annual incentive payouts by up to 20%. The primary purpose of the company performance modifier is to ensure that annual financial performance is assessed relative to peer company financial performance. No company performance modifier was applied for fiscal 2020.

Annual Incentive Award Calculation

The annual incentive award is subject to the terms of our Executive Incentive Plan and calculated according to the formula below for all NEOs. For fiscal 2020, our

NEOs received annual incentive awards ranging from 156% to 188% of their annual incentive award targets.

The Business Achievement and Individual Achievement percentages can range from 0 – 200%.

42	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

Long-Term Incentive Award

The long-term incentive program rewards delivery of long-term shareholder value and is designed to retain key talent. A significant portion of a NEO’s pay opportunity is provided through these awards. In fiscal 2020, to further prioritize performance-based vesting, and in response to market trends and shareholder feedback, we changed the composition of our long-term incentive grants for NEOs by increasing the proportion of PSUs to 50 percent, and reducing the proportion of stock options and RSUs to 25 percent each.

PSUs granted in fiscal 2020 have three-year cliff vesting based on company performance over the three-year vesting period. Stock options and RSUs granted in fiscal 2020 have a four-year cliff vesting period from the grant date. All long-term awards are subject to our clawback policy. PSUs and RSUs earn dividend equivalents equal to regular dividends paid on our common stock, which are distributed only to the extent the underlying units vest. All long-term incentive awards granted in fiscal year 2020 were granted under the 2017 Stock Compensation Plan.

*	Five stock options awarded for each full-value share.

Performance Share Units

PSUs are earned based on our future achievement of three-year company performance goals. The compensation committee sets these goals so that they are consistent with our long-range plan for the same period. Goals for the entire three-year performance period are set at the beginning of the period rather than at the start of each fiscal year and are measured cumulatively. The PSUs awarded in fiscal 2020 are earned based on the company’s future achievement of three-year goals for organic net sales (CAGR) growth and cumulative free cash flow.

Payouts can vary from 0 to 200 percent of the target number of PSUs, based on results against the goals with a 100 percent payout representing target performance.

Each PSU earned is settled with a share of the company’s common stock following the completion of the three-year performance period.

PSUs are designed to focus executives on equally weighted top-line and bottom-line three-year operating metrics that drive shareholder value: organic net sales growth and cumulative free cash flow. The table below summarizes our company performance against the performance measures for the fiscal 2018 – fiscal 2020 PSUs. It reflects performance against challenging 3-year targets and continued strength in 2020 organic net sales growth and cumulative free cash flow.

Fiscal 2018-Fiscal 2020 PSU Measures and Weightings ($ in millions)	Target	Actual Performance(3)	Award Achievement %(4)

Organic Net Sales Growth (CAGR) (50%)(1)	-0.8%	+0.9%	143%

Cumulative Free Cash Flow (50%)(2)	$5,800	$6,994	150%

Fiscal 2018-Fiscal 2020 PSU Performance Achievement			147%

(1)	Organic Net Sales Growth: compound annual growth rate in sales for the company, excluding any impacts from acquisitions and divestitures and foreign currency exchange.

(2)	Cumulative Free Cash Flow: cash generation performance measured by cash flow from operations, less capital expenditures.

(3)

Actual Performance: cumulative free cash flow has been adjusted for restructuring projects, tax reform and acquisitions and divestitures. Organic net sales growth and cumulative free cash flow are non-GAAP measures. For more information on the use of non-GAAP measures in the Proxy Statement, and a reconciliation of non-GAAP measures to the most comparable GAAP measures, see Appendix A.

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	43

EXECUTIVE COMPENSATION

(4)	Although our current PSU payout practice provides for a payout range of 0 to 200 percent, the fiscal 2018 – fiscal 2020 PSU payout range was set at 50 to 150 percent.

Stock Options and Restricted Stock Units

Stock options and RSUs are generally subject to a four-year cliff vesting period from the grant date. The exercise price per share for stock options equals the closing price of our common stock on the NYSE on the grant date. Stock options generally expire 10 years and one month from the grant date.

Fiscal 2020 CEO Compensation Actions

Total direct compensation for our Chief Executive Officer (“CEO”) in fiscal 2020 included base salary, annual incentive (paid after the end of the fiscal year for fiscal 2020 performance) and long-term incentives in the form of equity awards, including PSUs, stock options and RSUs (granted at the beginning of fiscal 2020). At the beginning of fiscal 2020, the compensation committee completed a review of Mr. Harmening’s target opportunity for total direct compensation, including a comparison to the compensation for CEOs at companies within our industry peer group. Based on its review, the committee recommended, and the board approved, modest increases to Mr. Harmening’s base salary, target annual incentive percentage and long-term incentive target to better align his target total direct compensation with the median compensation of CEOs in our peer group.

•	Base Salary: To maintain a competitive base salary, aligned to median CEO pay within our industry peer group, the board set Mr. Harmening’s base salary at $1,250,000, effective August 1, 2020.

•

Annual Incentive: The board set Mr. Harmening’s annual incentive target at 180% of base salary. Mr. Harmening’s annual incentive payout is based 80% on company performance and 20% on individual performance. The company performance achievement percentage for fiscal 2020 was 170%. The board approved a fiscal 2020 individual performance rating percentage of 150% for Mr. Harmening in recognition of the achievement of key strategic initiatives in fiscal 2020 and his strong leadership through an unprecedented operating environment.

Fiscal 2020 Annual Incentive Award

The annual incentive award granted to our CEO for fiscal 2020 performance is calculated below:

2020 Annual Incentive earned was 166% of the targeted annual incentive award

•	Long-Term Incentive: At the beginning of the fiscal year, Mr. Harmening’s target long-term incentive award value was set by the board to achieve our long-term pay-for-performance objectives and to align target pay with median CEO pay within our industry peer group. The grant date fair value of the fiscal 2020 long-term incentive was $6,406,983.

Fiscal 2020 Long-term Incentive

Our long-term incentive is forward-looking and emphasizes future pay opportunity and retention. The grant date fair value of the long-term incentive award granted to our CEO at the beginning of fiscal 2020 is summarized below.

•	Performance Share Unit Three-Year Performance Achievement: The performance period for Mr. Harmening’s fiscal 2018 – fiscal 2020 PSUs was completed this year. The award achievement percentage for this tranche of PSUs was 147% of the target number of PSUs.

44	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

Other Elements of Compensation

Retirement and Health Benefits

We provide competitive retirement security and health benefits. Our executives participate in the same benefit plans made available to U.S.-based salaried employees, including medical benefits, disability and life insurance, Pension Plan and Supplemental Retirement Plan (designed to restore benefits that otherwise would be lost because of limits in the Pension Plan), 401(k) Plan and Supplemental Savings Plan (designed to restore contributions that otherwise would be lost because of limits in the 401(k) Plan). See pages 54–57 for further details.

Perquisites

We provide our executives with limited perquisites in the form of a company automobile and a financial counseling benefit. See Perquisites and Other Personal Benefits on page 50.

Severance

We provide a Separation Pay and Benefits Program to attract and retain executives and to promote orderly succession for key roles. We do not have any employment contracts with our NEOs. See page 59 for further details.

The Compensation Process

Determining Executive Compensation

The compensation committee regularly assesses the effectiveness of the executive compensation program in driving performance. It uses shareholder feedback, external trends, peer group compensation program assessments and input from its independent compensation consultant to inform its decision making. Any changes are typically approved in June for the new fiscal year. For the CEO, the board reviews and approves the committee’s recommendations.

Each June, the board and compensation committee approve compensation for the CEO and the committee approves compensation for his direct reports, based on performance from the most recently completed fiscal year, and establishes goals for the upcoming one and three-year performance periods. In approving compensation for the most recently completed fiscal year, the committee and the board primarily examine:

•	Company performance as measured by our annual company performance measures;

•	Competitive market data prepared by the independent compensation consultant;

•	Each director’s written evaluation of the CEO’s performance against his objectives, which were approved by the committee at the beginning of the fiscal year;

•	The recommendations of the CEO for the other executive officers;
•	Feedback from shareholders and the most recent say-on-pay vote;

•	Tally sheets of cumulative earnings and stock awards to provide context for annual actions.

In considering the say-on-pay vote and feedback from shareholders, the compensation committee recognizes that effective practices evolve, and the committee will continue to consider changes as needed to keep our executive compensation program competitive and tightly linked to performance.

Frederic W. Cook & Co., Inc., the committee’s independent compensation consultant, advises the compensation committee on executive and director compensation matters, but performed no other services for General Mills in fiscal 2020. The compensation committee actively works with the independent compensation consultant to formulate compensation recommendations for our CEO to be approved by the board. Management makes recommendations to the committee for the other executive officers, and the independent compensation consultant advises the committee on those recommendations.

The compensation committee has sole authority to retain or replace the independent compensation consultant, and the committee annually evaluates the engagement and assesses the consultant’s

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EXECUTIVE COMPENSATION

independence in accordance with the listing standards of the NYSE. Most recently, the committee determined that the engagement did not raise any conflict of interest. In reaching this conclusion, the compensation committee considered factors relevant to the consultant’s independence from management, including the six factors set forth in the NYSE listing standards.

In order to promote independent decision making on executive compensation matters, the compensation committee meets in executive session without management present at each meeting, often with the participation of the independent compensation consultant.

The Industry Peer Group

The compensation committee, with the assistance of management and the independent compensation consultant, annually evaluates our executive compensation program against similar programs within the consumer packaged goods industry peer group.

The compensation committee also annually conducts a comprehensive industry peer group review, with assistance from the independent compensation consultant. We did not have any changes to our industry peer group for fiscal 2020.

The compensation committee used the following selection criteria in determining our industry peer group:

•	Global, publicly traded consumer packaged goods companies within our and similar sub-industries, as identified by the S&P Global Industry Classification System

•	Comparable scale and complexity of operations, as measured primarily by sales, market capitalization, total assets and total employees

•	Direct competitors for business, capital or industry talent

•	Continuous and transparent disclosure of business results and executive compensation

•	Continuity from year to year

OUR INDUSTRY PEER GROUP

Campbell Soup Co.	The Hershey Co.	Mondelēz International, Inc.
Clorox Co.	The J. M. Smucker Company	Nestlé SA*
The Coca-Cola Co.	Kellogg Co.	PepsiCo, Inc.
Colgate-Palmolive Co.	Kimberly-Clark Corp.	The Procter & Gamble Company
Conagra Brands, Inc.	The Kraft Heinz Company	Reckitt Benckiser Group plc*
Danone Inc.*	Keurig Dr Pepper Inc.	Unilever NV*
*	Excluded from compensation comparisons due to lack of publicly available pay information.

How We Use Our Industry Peer Group

•	To assess pay levels and pay mix for executive officers

•	To evaluate total direct compensation for executive officers in comparable positions

•	To gauge relative financial performance and TSR
•	To evaluate annual and long-term incentive design and structure

•	To review governance and terms of incentive awards, including vesting and clawback provisions

•	To compare benefits, perquisites and severance

•	To review overall share usage and run rate

The compensation committee annually compares General Mills’ compensation under various performance scenarios versus industry peer group practices to ensure that our programs are competitive and that pay is commensurate with performance relative to the industry.

46	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

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Key Policies – Supplemental Information

Significant Executive Investment in Company Stock

Long-term stock ownership is deeply engrained in our executive culture, and it reflects our executives’ strong commitment to the company’s success. Minimum ownership requirements are ten times annual salary for the CEO, five times annual salary for members of the CEO’s senior leadership team and three times annual salary for all other corporate officers. Executives must hold 50 percent of net, after-tax shares that they receive pursuant to stock awards until they meet the ownership requirements. Stock ownership includes direct and indirect ownership, deferred stock units, unvested RSUs and stock held in the 401(k) Plan as of July 24, 2020. Given Mr. Bruce’s recent appointment to Chief Financial Officer, he is currently below our minimum ownership requirements.

STOCK OWNERSHIP FOR ACTIVE NAMED EXECUTIVE OFFICERS

Name	Required Base Salary Multiple	Shares Owned	Actual Base Salary Multiple
Jeffrey L. Harmening
Chairman and CEO	10x	320,839	16x
Jonathon J. Nudi
Group President, North America Retail	5x	79,902	7x
Kofi A. Bruce
Chief Financial Officer	5x	28,217	3x
John R. Church
Chief Supply Chain Officer	5x	88,382	8x
Richard C. Allendorf
General Counsel and Secretary	5x	89,112	9x

Robust Clawback Policy

In the event the company is required to restate financial results due to fraud, intentional misconduct, gross negligence or otherwise, the compensation committee may adjust the future compensation, cancel outstanding stock or performance-based awards or seek recoupment of previous awards from company officers whose conduct contributed significantly to such financial restatement. Also, the compensation committee may take these actions where it reasonably believes the company’s Employee Code of Conduct or the terms of a separation agreement have been violated.

Prohibitions on Hedging or Pledging Company Stock

Executive officers and directors of the company are not permitted to hedge or otherwise monetize their interests in company securities or pledge company securities as security for loans. These restrictions include prohibitions on the use of exchange trusts, prepaid variable forwards, equity swaps, forwards or any other derivative instruments.

Compensation that is Tax Deductible by the Company

In keeping with our compensation philosophy, annual cash incentives and long-term equity awards impose performance conditions for the CEO and executive officers. Generally, these conditions for fiscal 2018 and prior years were intended to qualify the awards as tax deductible under Section 162(m) of the Internal Revenue Code. As a result of changes in December 2017 to federal tax laws, including changes to Section 162(m), we expect that incentives and awards made or materially modified after the effective date of the new tax rules generally will not be deductible to the extent they result in compensation to certain executive officers over $1 million in any one fiscal year. Due to uncertainties as to the application and interpretation of Section 162(m), including the scope of the transition relief under the legislation repealing the performance-based pay exemption to the Section 162(m) deduction limit, no assurance can be given that compensation intended to satisfy the requirements for that exemption will be deductible. Because of the value in aligning pay

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and performance, annual incentives and long-term equity awards made for fiscal 2020 continue to impose performance conditions on grants to the CEO and executive officers. While the compensation committee seeks ways to structure the executive compensation program efficiently, the over-riding importance of pay for performance to our business and shareholders means we expect the impact resulting from changes to compensation deductibility on our compensation designs will be minimal.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended May 31, 2020.

SUBMITTED BY THE COMPENSATION COMMITTEE

David M. Cordani, Chair

Elizabeth C. Lempres

Maria A. Sastre

Jorge A. Uribe

The following tables and accompanying narrative should be read in conjunction with the Compensation Discussion and Analysis. They present compensation for our CEO and CFO, each of the other three most highly-compensated executive officers active at the end of fiscal 2020 and our former CFO, Donal L. Mulligan.

Summary Compensation Table

Name	Year	Salary ($)	Stock Award(1) ($)	Option Award(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earning(4) ($)	All Other Compensation(5) ($)	Total ($)

Jeffrey L. Harmening	2020	1,241,667	5,250,088	1,156,895	3,710,100	4,243,744	235,096	15,837,590

Chairman and CEO	2019	1,200,000	3,000,119	1,742,297	1,824,000	1,963,949	125,052	9,855,417

	2018	1,200,000	3,000,044	1,669,669	1,163,520	853,731	86,651	7,973,615

Jonathon J. Nudi	2020	780,000	1,725,059	380,127	1,759,680	2,179,894	121,220	6,945,980

Group President, North America Retail	2019	767,833	1,150,037	667,883	838,474	940,114	66,788	4,431,129
	2018	705,833	950,080	528,730	484,202	415,932	53,865	3,138,642

Kofi A. Bruce	2020	516,333	375,041	82,637	622,934	451,166	61,622	2,109,733

Chief Financial Officer

John R. Church	2020	678,000	1,050,050	231,382	1,012,932	1,945,482	109,621	5,027,467

Chief Supply Chain Officer	2019	678,000	700,044	406,536	720,036	609,539	64,693	3,178,848
	2018	648,250	550,052	306,108	341,663	350,767	51,606	2,248,446

Richard C. Allendorf	2020	617,825	1,050,050	231,382	869,897	1,625,382	86,844	4,481,380

General Counsel and Secretary	2019	581,950	700,044	406,536	549,361	750,368	53,799	3,042,058

	2018	579,125	910,111	506,463	303,925	536,788	47,062	2,883,474

Donal L. Mulligan	2020	654,675	1,425,091	314,019	1,086,761	2,198,753	120,876	5,800,175

Senior Advisor and Former Chief Financial Officer	2019	748,200	950,096	551,729	808,056	871,064	69,401	3,998,546
	2018	746,967	1,235,127	687,346	452,662	488,120	63,084	3,673,306

Footnotes to the Summary Compensation Table:

(1)

2020 amounts reported for stock awards represent the aggregate grant date fair value of RSUs and PSUs awarded to the NEOs in fiscal 2020. RSUs awarded to the NEOs have four-year cliff vesting. PSUs awarded to the NEOs have a three-year performance period (fiscal 2020-2022) and three-year cliff vesting. Grant date fair value is calculated in accordance

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with FASB ASC Topic 718. The grant date fair value of each stock award equals the closing price of our common stock on the NYSE on the grant date ($53.70 for RSUs and PSUs in fiscal 2020, $46.06 for RSUs and $44.98 for PSUs in fiscal 2019, and $55.52 for RSUs and $55.20 for PSUs in fiscal 2018). The values shown have not been adjusted to reflect that these units are subject to forfeiture. The PSU value assumes target performance over the performance period and is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

The following table reflects the value at grant date of the 2020 PSU awards at minimum, threshold, target, and maximum performance levels.

GRANT DATE VALUE OF 2020 PERFORMANCE SHARE UNITS

	At Threshold 0% ($)	At Target 100% ($)	At Maximum 200% ($)
Jeffrey L. Harmening	0	3,500,059	7,000,117
Jonathon J. Nudi	0	1,150,039	2,300,078
Kofi A. Bruce	0	250,027	500,054
John R. Church	0	700,033	1,400,066
Richard C. Allendorf	0	700,033	1,400,066
Donal L. Mulligan	0	950,060	1,900,121

(2)

2020 amounts reported for option awards represent the grant date fair value of options awarded to the NEOs in fiscal 2020. Stock options awarded to the NEOs in fiscal 2020 have four-year cliff vesting. The grant date fair value of options calculated in accordance with FASB ASC Topic 718 equals $7.10 per share (fiscal 2020), $5.35 per share (fiscal 2019), and $6.18 per share (fiscal 2018), based on our Black-Scholes option pricing model. The following assumptions were used in the fiscal 2020 calculation: expected term of 8.5 years; dividend yield of 5.3 percent annually; dividend growth rate of 4.4 percent annually; a risk-free interest rate of 2.015 percent; and expected price volatility of 17.4 percent. Fiscal 2019 and 2018 assumptions are listed in our proxy statements for those years. The values shown have not been adjusted to reflect that these options are subject to forfeiture.

(3)

As described in the “Annual Incentive Award” section of the Compensation Discussion and Analysis on pages 41–42, the amounts reported reflect annual incentive awards earned for performance under the Executive Incentive Plan for fiscal 2020, 2019 and 2018.

(4)

Includes the annual increase in the actuarial present value of accumulated benefits under our Pension Plan and Supplemental Retirement Plan. There have been no enhanced pension benefits delivered to our NEOs via a change in plan design over the last three fiscal years. Reasons for the increases relate to discount rate and mortality changes, additional service, aging and increases in “Final Average Earnings” as defined in the Pension Benefits section.

(5)	All Other Compensation for fiscal 2020 includes the following amounts:

	Contributions to Retirement Savings Plans(6) ($)	Perquisites and Other Personal Benefits(7) ($)	Total ($)
Jeffrey L. Harmening	194,664	40,432	235,096
Jonathan J. Nudi	102,369	18,851	121,220
Kofi A. Bruce	44,044	17,578	61,622
John R. Church	90,522	19,099	109,621
Richard C. Allendorf	73,672	13,172	86,844
Donal L. Mulligan	98,958	21,918	120,876

(6)

Includes the company’s fixed and variable contributions during fiscal 2020 to the 401(k) Plan and the Supplemental Savings Plan. For more information on the terms of the contributions, see Other Retirement Savings Plans.

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EXECUTIVE COMPENSATION

CONTRIBUTIONS TO RETIREMENT SAVINGS PLANS

	Matching Contributions to 401(k) Plan ($)	Contributions to Supplemental Savings Plan ($)	Total ($)
Jeffrey L. Harmening	17,100	177,564	194,664
Jonathan J. Nudi	17,100	85,269	102,369
Kofi A. Bruce	17,067	26,977	44,044
John R. Church	16,950	73,572	90,522
Richard C. Allendorf	17,876	55,796	73,672
Donal L. Mulligan	13,094	85,864	98,958

(7)	Includes the following perquisites and other personal benefits for fiscal 2020:

PERQUISITES AND OTHER PERSONAL BENEFITS

	Personal Use of Executive Car(8) ($)	Financial Counseling ($)	Total ($)
Jeffrey L. Harmening	25,432	15,000	40,432
Jonathan J. Nudi	10,851	8,000	18,851
Kofi A. Bruce	12,078	5,500	17,578
John R. Church	11,099	8,000	19,099
Richard C. Allendorf	5,172	8,000	13,172
Donal L. Mulligan	13,918	8,000	21,918

(8)	Includes the annual taxable value of the vehicle according to Internal Revenue Service regulations plus the applicable Internal Revenue Service rate per mile to cover maintenance charges.

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Grants of Plan-Based Awards for Fiscal 2020

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Award Type		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey L. Harmening		Cash	(1)	0	2,235,000	4,470,000	—	—	—	—	—	—	—
	6/25/2019	RSU	(2)	—	—	—	—	—	—	32,589	—	—	1,750,029
	6/25/2019	PSU	(3)	—	—	—	0	65,178	130,356	—	—	—	3,500,059
	6/25/2019	Options	(4)	—	—	—	—	—	—	—	162,943	53.70	1,156,895
Jonathon J. Nudi		Cash	(1)	0	936,000	1,872,000	—	—	—	—	—	—	—
	6/25/2019	RSU	(2)	—	—	—	—	—	—	10,708	—	—	575,020
	6/25/2019	PSU	(3)	—	—	—	0	21,416	42,832	—	—	—	1,150,039
	6/25/2019	Options	(4)	—	—	—	—	—	—	—	53,539	53.70	380,127
Kofi A. Bruce		Cash	(1)	0	399,316	798,633	—	—	—	—	—	—	—
	6/25/2019	RSU	(2)	—	—	—	—	—	—	2,328	—	—	125,014
	6/25/2019	PSU	(3)	—	—	—	0	4,656	9,312	—	—	—	250,027
	6/25/2019	Options	(4)	—	—	—	—	—	—	—	11,639	53.70	82,637
John R. Church		Cash	(1)	0	610,200	1,220,400	—	—	—	—	—	—	—
	6/25/2019	RSU	(2)	—	—	—	—	—	—	6,518	—	—	350,017
	6/25/2019	PSU	(3)	—	—	—	0	13,036	26,072	—	—	—	700,033
	6/25/2019	Options	(4)	—	—	—	—	—	—	—	32,589	53.70	231,382
Richard C. Allendorf		Cash	(1)	0	494,260	988,520	—	—	—	—	—	—	—
	6/25/2019	RSU	(2)	—	—	—	—	—	—	6,518	—	—	350,017
	6/25/2019	PSU	(3)	—	—	—	0	13,036	26,072	—	—	—	700,033
	6/25/2019	Options	(4)	—	—	—	—	—	—	—	32,589	53.70	231,382
Donal L. Mulligan		Cash	(1)	0	654,675	1,309,350	—	—	—	—	—	—	—
	6/25/2019	RSU	(2)	—	—	—	—	—	—	8,846	—	—	475,030
	6/25/2019	PSU	(3)	—	—	—	0	17,692	35,384	—	—	—	950,060
	6/25/2019	Options	(4)	—	—	—	—	—	—	—	44,228	53.70	314,019

(1)

Annual Incentive Awards for Fiscal 2020 Performance: Cash. Includes the potential range of 2020 annual incentive awards as described in the Compensation Discussion and Analysis. The actual amount earned for fiscal 2020 performance is reported under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(2)	Long-Term Incentive Awards: Restricted Stock Units. Includes RSUs granted in fiscal 2020 under the 2017 Stock Compensation Plan.

(3)

Long-Term Incentive Awards: Performance Share Units. Includes PSUs that will be paid out based on a fiscal 2020-2022 performance period under the 2017 Stock Compensation Plan as described in the Compensation Discussion & Analysis.

(4)	Long-Term Incentive Awards: Options. Includes options granted in fiscal 2020 under the 2017 Stock Compensation Plan.

Information on the terms of these awards are described under “Elements of Total Direct Compensation and Alignment with Performance Measures” in the Compensation Discussion and Analysis. See Potential Payments Upon Termination or Change in Control for a discussion of how equity awards are treated under various termination scenarios.

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The following table summarizes the outstanding equity awards as of May 29, 2020 for each of the NEOs.

Outstanding Equity Awards at 2020 Fiscal Year-End

		Option Awards				Stock Awards
Name	Vesting Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Market Value of Shares or Units That Have Not Vested(2) ($)
Jeffrey L. Harmening	6/21/2020					11,275	$710,776
	8/1/2020					39,810	$2,509,622
	6/27/2021					27,018	$1,703,215
	7/27/2021							33,350	$2,102,384
	6/25/2022							65,178	$4,108,821
	6/26/2022					32,567	$2,053,024
	6/25/2023					32,589	$2,054,411
	6/28/2015	44,147	—	$37.21	7/28/2021
	6/26/2016	47,306	—	$38.15	7/26/2022
	6/25/2017	37,895	—	$48.33	7/25/2023
	6/24/2018	60,056	—	$53.70	7/24/2024
	6/30/2019	57,879	—	$55.72	7/31/2025
	6/21/2020	—	112,748	$66.52	7/21/2026
	6/27/2021	—	270,173	$55.52	7/27/2027
	6/26/2022	—	325,663	$46.06	7/26/2028
	6/25/2023	—	162,943	$53.70	7/25/2029
Jonathon J. Nudi	6/21/2020					4,210	$265,398
	8/1/2020					12,608	$794,808
	6/27/2021					8,556	$539,370
	7/27/2021							12,784	$805,903
	6/25/2022							21,416	$1,350,065
	6/26/2022					12,484	$786,991
	6/25/2023					10,708	$675,032
	6/28/2015	26,409	—	$37.21	7/28/2021
	6/26/2016	23,656	—	$38.15	7/26/2022
	6/25/2017	21,785	—	$48.33	7/25/2023
	6/24/2018	16,059	—	$53.70	7/24/2024
	6/30/2019	19,293	—	$55.72	7/31/2025
	6/21/2020	—	42,093	$66.52	7/21/2026
	6/27/2021	—	85,555	$55.52	7/27/2027
	6/26/2022	—	124,838	$46.06	7/26/2028
	6/25/2023	—	53,539	$53.70	7/25/2029
Kofi A. Bruce	6/21/2020					1,353	$85,293
	8/1/2020					3,320	$209,293
	6/27/2021					4,503	$283,869
	7/27/2021							3,614	$227,827
	6/25/2022							4,656	$293,514
	6/26/2022					3,529	$222,468
	6/25/2023					2,328	$146,757
	6/28/2015	6,090	—	$37.21	7/28/2021
	6/26/2016	10,911	—	$38.15	7/26/2022
	6/30/2019	14,919	—	$55.72	7/31/2025
	6/21/2020	—	13,530	$66.52	7/21/2026
	6/27/2021	—	11,257	$55.52	7/27/2027
	6/26/2022	—	35,281	$46.06	7/26/2028
	6/25/2023	—	11,639	$53.70	7/25/2029

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		Option Awards				Stock Awards
Name	Vesting Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Market Value of Shares or Units That Have Not Vested(2) ($)
John R. Church	6/21/2020					4,961	$312,741
	8/1/2020					7,299	$460,129
	6/27/2021					4,954	$312,300
	7/27/2021							7,782	$490,577
	6/25/2022							13,036	$821,789
	6/26/2022					7,599	$479,041
	6/25/2023					6,518	$410,895
	6/28/2015	52,812	—	$37.21	7/28/2021
	6/26/2016	47,306	—	$38.15	7/26/2022
	6/25/2017	43,565	—	$48.33	7/25/2023
	6/24/2018	35,720	—	$53.70	7/24/2024
	6/30/2019	34,727	—	$55.72	7/31/2025
	6/21/2020	—	49,609	$66.52	7/21/2026
	6/27/2021	—	49,532	$55.52	7/27/2027
	6/26/2022	—	75,988	$46.06	7/26/2028
	6/25/2023	—	32,589	$53.70	7/25/2029
Richard C. Allendorf	6/21/2020					4,961	$312,741
	8/1/2020					12,079	$761,460
	6/27/2021					8,196	$516,676
	7/27/2021							7,782	$490,577
	6/25/2022							13,036	$821,789
	6/26/2022					7,599	$479,041
	6/25/2023					6,518	$410,895
	6/28/2014	13,897	—	$37.40	7/28/2020
	6/28/2015	10,864	—	$37.21	7/28/2021
	6/26/2016	9,731	—	$38.15	7/26/2022
	6/25/2017	8,962	—	$48.33	7/25/2023
	6/24/2018	8,408	—	$53.70	7/24/2024
	6/30/2019	30,950	—	$55.72	7/31/2025
	6/21/2020	—	49,609	$66.52	7/21/2026
	6/27/2021	—	81,952	$55.52	7/27/2027
	6/26/2022	—	75,988	$46.06	7/26/2028
	6/25/2023	—	32,589	$53.70	7/25/2029
Donal L. Mulligan	6/21/2020					11,426	$720,295
	8/1/2020					16,391	$1,033,289
	6/27/2021					11,123	$701,194
	7/27/2021							10,562	$665,828
	6/25/2022							17,692	$1,115,304
	6/26/2022					10,313	$650,132
	6/25/2023					8,846	$557,652
	6/26/2016	88,467	—	$38.15	7/26/2022
	6/25/2017	81,471	—	$48.33	7/25/2023
	6/24/2018	60,056	—	$53.70	7/24/2024
	6/30/2019	57,879	—	$55.72	7/31/2025
	6/21/2020	—	114,251	$66.52	7/21/2026
	6/27/2021	—	111,221	$55.52	7/27/2027
	6/26/2022	—	103,127	$46.06	7/26/2028
	6/25/2023	—	44,228	$53.70	7/25/2029

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EXECUTIVE COMPENSATION

(1)	Options and RSUs vest 100 percent four years after the grant date. PSUs vest three years after the grant date, to the extent they are earned based on a three-year performance period.

(2)

Market value of unvested RSUs and PSUs equals the closing price of our common stock on the NYSE at fiscal year-end ($63.04) multiplied by the number of units. Includes PSUs that are eligible to vest in August 2020 based on performance for the fiscal 2018-2020 performance period.

(3)	Includes PSUs for fiscal 2019-2021 and fiscal 2020-2022 performance periods for all NEOs. PSUs are valued at the target award level.

The following table summarizes the option awards exercised and RSUs vested during fiscal 2020 for each of the NEOs.

Option Exercises and Stock Vested for Fiscal 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2) ($)
Jeffrey L. Harmening	86,691	2,189,199	19,041	1,003,595
Jonathon J. Nudi	18,951	314,776	7,533	396,963
Kofi A. Bruce	15,582	263,803	4,545	239,131
John R. Church	—	—	10,534	554,813
Richard C. Allendorf	—	—	9,041	476,401
Donal L. Mulligan	98,764	1,650,346	33,219	1,764,334

(1)	Value realized equals the closing price of our common stock on the NYSE at exercise, less the exercise price, multiplied by the number of shares exercised.

(2)	Value realized equals the closing price of our common stock on the NYSE on the vesting date multiplied by the number of shares vested.

Pension Benefits

The company maintains two defined benefit pension plans that include NEOs:

•

The General Mills Pension Plan I (“Pension Plan”) is a tax-qualified plan available to certain employees in the United States hired prior to June 1, 2013 and provides benefits based on a formula that yields an annual amount payable over the participant’s life.

•

The Supplemental Retirement Plan of General Mills, Inc. (“Supplemental Retirement Plan”) provides benefits based on the Pension Plan formula in excess of the Internal Revenue Code limits placed on annual benefit amounts and annual compensation under the Pension Plan. The Supplemental Retirement Plan also provides benefits based on the Pension Plan formula that is attributable to deferred compensation.

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The following table shows present value of accumulated benefits that NEOs are entitled to under the Pension Plan and Supplemental Retirement Plan.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year(3) ($)
Jeffrey L. Harmening(5)	Pension Plan	25.8710	1,431,383	—
	Supplemental Retirement Plan	25.8710	9,637,352	—
Jonathon J. Nudi(5)	Pension Plan	27.0296	1,352,365	—
	Supplemental Retirement Plan	27.0296	4,475,019	—
Kofi A. Bruce	Pension Plan	11.0000	550,367	—
	Supplemental Retirement Plan	11.0000	647,533	—
John R. Church(5)	Pension Plan	31.8334	1,696,582	—
	Supplemental Retirement Plan	31.8334	6,351,119	—
Richard C. Allendorf(4)	Pension Plan	21.4785	1,441,578	—
	Supplemental Retirement Plan	21.4785	3,675,842	—
Donal L. Mulligan(4)	Pension Plan	21.7500	1,439,275	—
	Supplemental Retirement Plan	21.7500	8,751,588	—

(1)	Number of years of credited service equals number of years of actual service. The pension formula is calculated using a maximum of 30 years.

(2)	Actuarial present value is based on assumptions and methods used to calculate the benefit obligation under standards established by the Financial Accounting Standards Board, including:

•	Discount rate equal to a weighted average of 3.24 percent as of the end of fiscal 2020;

•	Mortality rates based on the Pri-2012 Mortality Table with White Collar adjustment and MP-2019 generational projection;

•	Single life annuity payments;

•	Age 62 (unreduced benefit retirement age), discounted to current age; and

•	No pre-retirement decrements or future increases in pay, service or legislated limits.

(3)

In accordance with Section 409A of the Internal Revenue Code, “specified employees,” including the NEOs, must wait six months from their termination date to begin payment of any Supplemental Retirement Plan benefit accrued after December 31, 2004 and to receive a distribution of their Supplemental Savings Plan account.

(4)	NEO is eligible for early retirement under both the Pension Plan and the Supplemental Retirement Plan.

(5)

NEO is not eligible for early retirement but currently qualifies for enhanced early retirement reductions under the “Rule of 70,” as described in this section, under both the Pension Plan and the Supplemental Retirement Plan.

The Pension Plan and Supplemental Retirement Plan formulas provide an annual benefit amount equal to 50 percent of Final Average Earnings less 50 percent of the Social Security benefit, prorated for benefit service of less than 30 years, as discussed in this section. Final Average Earnings are the greater of (a) average of the highest five full calendar years of compensation recognized under the Plans, and (b) amount in (a) increased by compensation in the partial year of termination and decreased by the same ratio of compensation for lowest year in average. The Supplemental Retirement Plan formula replaces (b) with the final 60 months of compensation. Final Average Earnings generally approximate the salary and non-equity incentive plan compensation reported in the Summary Compensation Table.

Early retirement benefits are available after attaining age 55 and five years of eligibility service. The Final

Average Earnings portion of the benefit calculation is reduced by 2 percent per year for the first three years and by 4 percent per year for each year thereafter by which commencement precedes age 62. The Social Security offset portion of the benefit calculation is reduced by 5/9 of a percent for each of the first 36 months by which commencement precedes age 65. In addition, a temporary early retirement supplement equal to the reduced social security benefit is payable to age 62. This social security supplement is not available to those hired after January 1, 2005 or to those under the age of 50 as of June 1, 2012.

Employees hired prior to January 1, 2005 that terminate prior to early retirement eligibility and whose age plus years of eligibility service is greater than or equal to 70 at termination (“Rule of 70”), can commence retirement benefits as early as age 55 with early commencement reductions that are somewhat less favorable than those

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EXECUTIVE COMPENSATION

eligible for early retirement. Other terminations that occur prior to early retirement or Rule of 70 eligibility are eligible to commence benefits as early as age 55 with reductions that are closer to actuarial equivalence.

The Supplemental Retirement Plan provides additional supplemental pension benefits to involuntarily terminated participants in the Executive Incentive Plan if the sum of their age and years of service as of December 31, 2017 equals or exceeds 75 and they are not retirement eligible. They receive a supplemental retirement benefit equal to the difference between their vested deferred pension benefit and a benefit determined under the early retirement provisions of the Pension Plan.

All distributions under the Pension Plan and Supplemental Retirement Plan are payable in cash. There are no provisions in either Plan that allow for additional years of service above the service actually earned by a participant.

The normal form of payment under the Pension Plan for unmarried participants is a “Single Life Pension,” which provides for monthly payments for the participant’s lifetime, and for married participants, a “Joint and

50 percent to Survivor Pension,” which provide for monthly payments for the participant’s lifetime and, after the participant’s death, to the participant’s designated joint pensioner for his or her lifetime in 50 percent of the amount. Additional forms of payment are a “Joint and 75 percent to Survivor Pension” and a “Joint and 100% to Survivor Pension,” which provide for monthly payments for the participant’s lifetime and, after the participant’s death, to the participant’s designated joint pensioner for his or her lifetime in 75 percent or 100 percent of the same amount, respectively, and a “Life Annuity with Ten Year Certain,” which provides for a pension payable for the participant’s lifetime, provided that if the participant dies before 120 monthly pension payments have been made, monthly payments will continue to the participant’s beneficiary until a total of 120 payments have been made.

The normal form of payment under the Supplemental Retirement Plan for unmarried participants is a “Single Life Pension,” and for married participants, a “Joint and 100% to Survivor Pension.” A “Joint and 50% to Survivor Pension” is also available.

Other Retirement Savings Plans

The company also offers the General Mills 401(k) Plan (“401(k) Plan”), a qualified plan available generally to employees in the United States, and the Supplemental Savings Plan of General Mills, Inc. (“Supplemental Savings Plan”), a non-qualified plan. The 401(k) Plan provides for participant contributions, together with a company match and certain company contributions. Company contributions that cannot be deposited in the 401(k) Plan due to deferred compensation or federal limitations on contributions to qualified plans are credited to the Supplemental Savings Plan for eligible participants.

For the NEOs and other U.S. salaried employees hired before June 1, 2013, participant contributions to the 401(k) Plan can be matched up to 6 percent of earnable compensation subject to Internal Revenue Code limits. The company match has fixed and variable components. The fixed match is 50 percent on the first 6 percent of pay. In addition, the company at its discretion may add up to another 50 percent on the first 6 percent of pay after the close of each fiscal year, as an annual variable match.

U.S. salaried employees hired on or after June 1, 2013 and U.S. non-union production employees hired on or after January 1, 2018 receive enhanced retirement benefits through the 401(k) Plan and the Supplemental Savings Plan, instead of participating in the Pension Plan and Supplemental Retirement Plan. This enhanced plan will also be provided to all non-union employees effective January 1, 2028, after the pension freeze has become effective. This program is made up of two parts – company match and an annual company contribution. The company match is 100 percent on the first 4 percent of pay and 50 percent on the next four percent of pay. This program does not have a discretionary variable match. In addition to the company match, there is an annual company contribution up to 5 percent of pay based on age plus service points.

The contributions to the 401(k) Plan and Supplemental Savings Plan for the NEOs for fiscal 2020 are reported in the Summary Compensation Table and reflect 100 percent of the maximum annual contribution available. This contribution was granted to eligible 401(k) Plan participants in light of the company’s fiscal 2020 performance. Distributions from the 401(k) Plan are permitted upon the earlier of termination or age 59.5. Distributions from the Supplemental Savings Plan are made in the calendar year following termination.

56	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

Our Deferred Compensation Plan is a non-qualified plan that provides most of our executives, including the NEOs, with the opportunity to defer up to 50 percent of base salary, 90 percent of annual incentive awards and 100 percent of RSUs. The CEO can defer up to 100 percent of his base salary, less tax withholding.

Participants’ deferred cash accounts earn a daily rate of return that tracks the investment return achieved under participant-selected investment funds, all of which are offered to participants in our 401(k) Plan. Here are the investment funds that were available for the full fiscal year and their rates of return for fiscal 2020: Stable Value Fund (2.5%); Core Bond Fund (9.3%); Diversified

U.S. Equity Fund (10.4%); Diversified U.S. Equity Index Fund (11.4%); Diversified International Equity Fund (0.9%); Diversified International Equity Index Fund (-3.2%); Multi-Asset Class Fund (5.0%).

Participants are able to change their investment mix on a daily basis. RSUs in participants’ deferred stock accounts earn dividend equivalents equal to regular dividends paid on our common stock. These dividend equivalents are credited to the accounts or paid to the participants. Dividend equivalents credited to each account are used to “purchase” additional stock units for the account at a price equal to the closing price of our common stock on the NYSE on the dividend payment date.

At the time of the deferral election, participants must also select a distribution date and form of distribution. Participants must start receiving distributions from deferred accounts no later than age 70. Furthermore, in the case of deferred cash, participants may not receive distributions for at least one year following the date on which the cash otherwise would have been paid out. In the case of deferred equity awards, participants may not receive shares of common stock in place of stock units for at least one year following the vesting date of the award. Participants may elect to receive distributions in a single payment or up to ten annual installments.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Jeffrey L. Harmening	460,075	—	1,100,024	—	8,716,193
Jonathon J. Nudi	—	—	184,843	—	963,409
Kofi A. Bruce	44,537	—	12,811	198,230	55,415
John R. Church	—	—	—	—	—
Richard C. Allendorf	—	—	15,791	—	460,000
Donal L. Mulligan	—	—	480,719	1,918,137	8,980,214

Potential Payments Upon Termination or Change in Control

Payments and benefits received by the NEOs upon termination are governed by the arrangements described below and quantified at the end of this section. We have estimated the amounts involved assuming that the termination became effective as of the last business day of fiscal 2020. The actual amounts to be paid out can only be determined at the time of the NEO’s departure from the company.

Pension Plan and Supplemental Retirement Plan

Generally, any NEOs who are terminated for any reason receive their vested benefits under the Pension Plan and Supplemental Retirement Plan as outlined in the Pension Benefits section.

Deferred Compensation Plan

Generally, any NEOs who are terminated for any reason receive contributions and accumulated earnings as outlined in the Nonqualified Deferred Compensation section. Amounts are paid in accordance with the distribution date and form of distribution elected by the NEO at time of deferral.

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EXECUTIVE COMPENSATION

Stock Compensation Plans

Unvested equity awards granted to the NEOs are generally treated as follows:

Nature of Termination	RSUs	PSUs	Stock Options

Voluntary	Forfeit	Forfeit	Forfeit

Involuntary for Cause	Forfeit	Forfeit	Forfeit

Involuntary without Cause where Age + Years of Service < 70 years	Pro rata vest	Pro rata vest with payout subject to actual performance at the end of the performance period	Pro rata vest, exercisable for shorter of remainder of option term or one year

Involuntary without Cause where Age + Years of Service ≥ 70 years	Normal vesting continues	Within fiscal year of grant: pro rata vest; After fiscal year of grant: fully vest; payout subject to actual performance at the end of the performance period	Normal vesting continues, exercisable for remainder of option term

Retirement – Normal and Early	Normal vesting continues	Within fiscal year of grant: pro rata vest; After fiscal year of grant: fully vest; payout subject to actual performance at the end of the performance period	Normal vesting continues, exercisable for remainder of option term

Death	Fully vest	Fully vest	Fully vest, exercisable for remainder of option term

Change in Control(1)	Double-trigger vesting	Double-trigger vesting	Subject to double-trigger vesting and then exercisable for shorter of remainder of option term or one year

Equity awards granted to the Chief Executive Officer, beginning with the June 2018 award have the same termination provisions set forth in the table above, except for the following more restrictive vesting provisions:

Nature of Termination	RSUs	PSUs	Stock Options

Involuntary without Cause	Pro rata vest	Pro rata vest with payout subject to actual performance at the end of the performance period	Pro rata vest, exercisable for the earlier of one year after last day worked or end of original option term

Early Retirement (age 55 + 5 years of service)	Pro rata vest	Pro rata vest with payout subject to actual performance at the end of the performance period	Pro rata vest, exercisable for remainder of option term

Normal Retirement (age 62 + 5 years of service)	Normal vesting continues	Within fiscal year of grant: pro rata vest; After fiscal year of grant: fully vest; payout subject to actual performance at the end of the performance period	Normal vesting continues, exercisable for remainder of option term

(1)

For double trigger vesting: (1) the change in control must be consummated, and (2) either the participant must be involuntarily terminated other than for cause (or must terminate with “good reason”) within two years of the change in control, or awards are neither assumed nor replaced with awards that fairly preserve their value.

58	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

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Health Benefits

The NEOs qualify for retiree medical benefits available to the rest of our salaried employees in the United States. If an NEO is involuntarily terminated or terminated in connection with a change in control, he or she can receive medical coverage for 18 to 24 months under the Severance Plan described below. This coverage is the same as all other salaried employees would receive if involuntarily terminated.

Executive Separation Pay and Benefits Program

The General Mills Separation Pay and Benefits Program for Officers (“Severance Plan”) establishes the severance payments and benefits for all corporate executives, including the NEOs. The Severance Plan is intended to attract and retain NEOs and to promote orderly succession for key roles, particularly during the critical period surrounding a change in control when they are needed to minimize disruption to the business and to reassure shareholders and other stakeholders. This Severance Plan is in lieu of employment contracts, which we do not have with any NEO.

For the NEOs, the Severance Plan provides 18 to 24 months continuation of base salary, target bonus, health benefits, life insurance and outplacement assistance following an involuntary termination other than for cause, death or disability. The Severance Plan also provides for a pro-rated bonus in the year of termination based on actual results for the year. Base salary and bonus continuation payments are paid monthly, and medical and dental benefits are maintained by the company as outlined in the Severance Plan.

In the event of a change in control and either (i) an involuntary termination other than for cause, death or disability or (ii) voluntary termination for good reason within two years after a change in control, select senior executives, including each NEO, will receive a lump sum payment equal to 18 to 24 months of base salary and target bonus payable within 30 days of termination, in addition to the other benefits described above.

Executives who are eligible for change in control payments will not receive excise tax gross-ups on those payments to the extent they are subject to excise taxes under Internal Revenue Code Section 4999. Instead, change in control payments will be subject to a “net best” provision, whereby the NEOs will receive either the original amount of the payment or a reduced amount, depending on which will provide them a greater after-tax benefit.

As a condition of receiving benefits under the Severance Plan, the NEOs are required to sign a separation agreement containing a general release and confidentiality, cooperation with litigation, non-disparagement, non-competition and non-solicitation provisions.

For the purposes of the Severance Plan, “change in control” includes:

•	Certain acquisitions of 20 percent or more of the voting power of securities entitled to vote in the election of directors;

•	Changes in a majority of the incumbent directors (incumbent directors include directors approved by a majority of the incumbents);

•	Certain reorganizations, mergers, asset sales or other transactions that result in existing shareholders owning less than 60 percent of the company’s outstanding voting securities; or

•	A complete liquidation of the company.

“Cause” includes:

•	Conviction of, or plea of guilty or no contest with respect to, a felony;

•	Improper disclosure of proprietary information or trade secrets of the company and its affiliates;

•	Willful failure to perform, or negligent performance of, employment duties;

•	Falsification of any records or documents of the company and its affiliates;

•	Willful misconduct, misappropriation, breach of fiduciary duty, fraud, or embezzlement with regard to the company and its affiliates;

•	Violation of any employment rules, policies or procedures of the company and its affiliates; or

•	Intentional or gross misconduct that injures the business or reputation of the company and its affiliates.

“Good reason” includes:

•	Material diminishment of the executive’s position, authority, duties or responsibilities;

•	Decrease in base salary, annual bonus or long-term incentive opportunity;

•	Certain required relocations; or

•	Failure to bind successors to the Severance Plan.

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EXECUTIVE COMPENSATION

Payments and Benefits as of the Last Business Day of Fiscal 2020

The payments and benefits for the NEOs under each termination scenario are outlined below. Perquisites and other personal benefits are valued on the basis of their aggregate incremental cost to the company.

TERMINATION AND CHANGE IN CONTROL PAYMENTS AND BENEFITS

Benefit or Payment	Retirement	Involuntary Not For Cause Termination	Death	Change in Control

Prorated Bonus	Yes	Yes	Yes	Yes

Deferred Compensation Plan Contributions and Earnings	Yes	Yes	Yes	Yes

Vested Benefits in the Pension Plan and Supplemental Retirement Plan(1)	Yes	Yes	Yes	Yes

Vesting of Unvested RSUs(2)	Continued	Continued	Immediate	Double Trigger

Vesting of Unvested PSUs(3)	Performance Period	Performance Period	Immediate	Double Trigger

Vesting of Unvested Stock Options(4)	Continued	Continued	Immediate	Double Trigger

Medical and Life Insurance Benefits(5)	General Plan	Continued 18-24 months	No	Continued 18-24 months

Spouse/Dependent Medical Benefits(5)	General Plan	Continued 18-24 months	No	Continued 18-24 months

Pay Continuance(5)	No	18-24 months’ Salary & Bonus	No	18-24 months’ Salary & Bonus

Additional Pension Benefit(6)	No	Rule of 75/Age 55+	No	Rule of 75/Age 55+

Outplacement Assistance	No	Yes	No	Yes

Financial Counseling(7)	Yes	No	Yes	No

Company Car Purchase Option	Yes	Yes	No	No

(1)	Mr. Mulligan and Mr. Allendorf were eligible for early retirement as of the last business day of fiscal 2020.

(2)

For vesting of unvested RSUs, the values included in the table at the end of this section are based on the number of RSUs that would have vested if termination occurred on the last business day of fiscal 2020, multiplied by the closing price of our common stock on the NYSE as of that date ($63.04). RSUs granted to the CEO, beginning with the fiscal 2018 award, and all other NEOs beginning with the fiscal 2019 award will have continued vesting in the case of “retirement” and “involuntary not for cause termination”.

(3)

For vesting of unvested PSUs, the values included in the table at the end of this section are based on the number of PSUs that would have vested if termination occurred on the last business day of fiscal 2020, assuming target performance, multiplied by the closing price of our common stock on the NYSE as of that date ($63.04).

(4)

For vesting of unvested stock options, the values included in the table at the end of this section are based on the number of options that would have vested if termination occurred on the last business day of fiscal 2020, multiplied by the difference between the exercise price and the closing price of our common stock on the NYSE as of that date ($63.04).

(5)

The NEOs qualify for retiree medical benefits available to the rest of our salaried employees in the United States. Executives receive 18 to 24 months continued pay and medical and life insurance benefits if they are involuntarily terminated or terminated in connection with a change in control.

60	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

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(6)

Under the Rule of 75, if the sum of an NEO’s age and years of service is equal to or exceeds 75 and the officer is involuntarily terminated before early retirement eligibility, he or she receives a supplemental retirement benefit equal to the difference between the officer’s vested deferred pension benefit and a benefit determined under the early retirement provisions of the Pension Plan. Mr. Church was eligible for this benefit.

(7)

One year of financial counseling is available if the NEO is retirement eligible. Mr. Mulligan and Mr. Allendorf qualified as of the last business day of fiscal 2020. One year of financial counseling is also available to a NEO’s spouse upon the officer’s death, whether or not the officer was retirement eligible.

The following table outlines the value of payments and benefits that the NEOs would receive under various termination scenarios as of the last business day of fiscal 2020, excluding any prorated bonus, accrued vacation pay, Deferred Compensation Plan contributions and earnings, and vested benefits in the Pension Plan and Supplemental Retirement Plan:

Name	Retirement on 5/29/2020 ($)	Involuntary Not For Cause Termination on 5/29/2020 ($)	Death on 5/29/2020 ($)	Change in Control Under Severance Pay Plan on 5/29/2020 ($)
Jeffrey L. Harmening	—	7,885,097	25,236,394	29,416,316
Jonathon J. Nudi	—	3,537,121	8,795,830	11,437,035
Kofi A. Bruce	—	2,649,401	2,364,357	4,307,767
John R. Church	—	3,873,719	5,464,716	8,637,568
Richard C. Allendorf	793,909	2,536,720	6,259,131	7,993,941
Donal L. Mulligan	1,407,097	4,485,299	8,824,102	11,894,304

CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K, the company is required to disclose the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee of the company (the “Pay Ratio Disclosure”). For fiscal 2020:

•	The total compensation of our median employee was $77,414;

•	The total compensation of our CEO was $15,837,590; and

•	The ratio of our CEO’s total compensation to the median employee’s total compensation was 205 to 1.

To identify our median employee, we compared fiscal 2020 base salaries, target annual incentives and allowances for all individuals who were employed by us on March 1, 2020, excluding our CEO, annualized for any permanent employees who joined the company during fiscal 2020. We did not make any cost-of-living adjustments. We excluded all employees based in the following countries as permitted by SEC rules under a de minimis exemption: Ireland (15), Mexico (944), New Zealand (19), Singapore (196) and Thailand (167). The total number of excluded employees (1,341) represents less than 5% of our total employee population of approximately 35,000 employees worldwide.

The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the pay ratio disclosures reported by other companies.

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	61

PROPOSAL NUMBER 3

RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent auditor for fiscal 2021.

The audit committee is responsible for the selection, retention, oversight, evaluation and compensation of the independent auditor. The audit committee has appointed KPMG LLP (“KPMG”) to serve as our independent auditor for fiscal 2021. KPMG has served as the company’s independent auditor since 1928.

The audit committee annually reviews KPMG’s qualifications, performance, independence and fees in making its decision whether to engage KPMG. The focus of the process is to select and retain the most qualified firm to perform the annual audit. During the review and selection process, the audit committee considers a number of factors, including:

•	Recent and historical audit performance, including the results of a management survey concerning KPMG’s service;

•	The relevant experience, expertise and capabilities of KPMG and the audit engagement team in relation to the nature and complexity of our business;

•	A review of the firm’s independence and internal quality controls;

•	Any legal or regulatory proceedings that raise concerns about KPMG’s qualifications or ability to continue to serve as our independent auditor, including reports, findings and recommendations of the Public Company Accounting Oversight Board (“PCAOB”);

•	The appropriateness of KPMG’s fees for audit and non-audit services; and

•	The length of time that KPMG has served as our independent auditor, the benefits of maintaining a long-term relationship and controls and policies for ensuring that KPMG remains independent.

In accordance with SEC rules and company policies, our lead engagement partner is limited to a maximum of five years of service in that capacity. In order to select the lead engagement partner, management meets with each candidate for the role and then reviews and discusses the candidates with the chair of the audit committee, who meets with selected candidates. Based on recommendations from management and the chair, the full committee reviews and approves the lead engagement partner.

Based on its annual review, the audit committee believes that the retention of KPMG as our independent auditor is in the best interests of the company and its shareholders. We are asking shareholders to ratify the appointment of KPMG for fiscal 2021. If shareholders do not ratify the appointment of KPMG, the audit committee will reconsider its selection, but it retains sole responsibility for appointing and terminating our independent auditor.

Representatives from KPMG will attend the 2020 Annual Meeting and will have the opportunity to make a statement and answer questions.

62	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

PROPOSAL NUMBER 3 RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees

The following table shows aggregate fees paid to KPMG during the fiscal years ended May 31, 2020 and May 26, 2019.

	Fiscal Year
(In thousands)	2020	2019
Audit Fees	$7,818	$8,374
Audit-Related Fees(1)	2,291	540
Tax Fees(2)	1,817	2,036
All Other Fees	—	—
TOTAL FEES	$11,926	$10,950

(1)	Includes primarily audit related due diligence matters and audit services for benefit plans and the General Mills Foundation.

(2)	Includes primarily tax structure services, transfer pricing studies and planning and compliance filings.

The audit committee has determined that performance of the services described in the table is compatible with maintaining the independence of KPMG.

Auditor Services Pre-approval Policy. The audit committee has a formal policy concerning approval of all services to be provided by KPMG, including audit, audit-related, tax and other services. The policy requires that all services KPMG may provide to us be pre-approved by the audit committee. The chair of the audit committee has the authority to pre-approve permitted services that require action between regular audit committee meetings, provided the chair reports to the full audit committee at the next regular meeting. The audit committee approved all services provided by KPMG during fiscal years 2019 and 2020.

Audit Committee Report

The Audit Committee. The audit committee of the board of directors consists of the five directors named below this report. Each member of the audit committee is an independent director under our guidelines and as defined by NYSE listing standards and SEC regulations for audit committee membership.

In addition, the board of directors has unanimously determined that Mr. Clark, Mr. Cordani, Ms. Henry and Mr. Sprunk qualify as “audit committee financial experts” within the meaning of SEC regulations and have accounting or related financial management expertise within the meaning of NYSE listing standards. The board of directors has also unanimously determined that all audit committee members are financially literate within the meaning of the NYSE listing standards.

The audit committee, which operates according to its charter, is primarily responsible for oversight of our financial statements and internal controls; assessing and ensuring the independence, qualifications and performance of the independent registered public accounting firm; approving the independent registered public accounting firm’s services and fees; reviewing our risk assessment process and ethical, legal and regulatory compliance programs; and reviewing and approving our annual audited financial statements before issuance, subject to the board of directors’ approval. The audit committee’s charter may be found on our website located at www.generalmills.com in the “Investors” section under “Corporate Governance.”

Audit Committee Report. The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended May 31, 2020.

The audit committee has reviewed and discussed the company’s audited financial statements for the fiscal year ended May 31, 2020 with management and KPMG, with and without management present. In connection with that review, the audit committee considered and discussed the quality of the company’s financial reporting and disclosures, management’s assessment of the company’s internal control over financial reporting and KPMG’s evaluation of the company’s internal control over financial reporting.

The audit committee has reviewed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. This review included a discussion with management and the independent auditor of the quality, and not just the acceptability, of the company’s accounting principles, the reasonableness of significant estimates and judgments and the disclosures in the company’s

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	63

PROPOSAL NUMBER 3 RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

consolidated financial statements, including the disclosures relating to critical accounting policies.

In addition, the audit committee has discussed with KPMG its independence from management and the company, as well as the matters in the written disclosures and the letter received from KPMG required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence. The audit committee has reviewed all fees paid to KPMG during the fiscal year and has considered the compatibility of

KPMG’s performance of non-audit services, including the tax planning services described above, with the maintenance of KPMG’s independence as the company’s independent auditor.

Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the company’s board of directors that the company’s audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended May 31, 2020 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE:

Maria G. Henry, Chair

R. Kerry Clark

David M. Cordani

Elizabeth C. Lempres

Eric D. Sprunk

64	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

GENERAL INFORMATION

Other Business

We do not know of any other matters to be presented at the 2020 Annual Meeting. If any other matter is properly presented for a vote at the 2020 Annual Meeting, proxies other than the one for 401(k) Plan shares will be voted in the sole discretion of the proxy holders.

Questions and Answers About the 2020 Annual Meeting and Voting

Q.	How can I attend the 2020 Annual Meeting?

A.

Due to the public health concerns regarding the novel coronavirus (COVID-19) pandemic, we are holding the Annual Meeting in a virtual-only meeting format to support the health and safety of our shareholders and employees. You will not be able to attend the Annual Meeting at a physical location.

If you are a shareholder at the close of business on the record date (July 24, 2020), you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/GIS2020 and logging in by entering your 16-digit control number printed on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card. If you lost your 16-digit control number or are not a shareholder, you will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/GIS2020 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the meeting. You may log into www.virtualshareholdermeeting.com/GIS2020 beginning at 8:15 a.m., Central Daylight Time on September 22, 2020. The annual meeting will begin promptly at 8:30 a.m., Central Daylight Time on September 22, 2020. If you experience any technical difficulties during the meeting, a toll free number will be available on our virtual shareholder meeting site for assistance.

If you have additional questions about the Annual Meeting, please contact us at 1-800-245-5703.

Q.	How can I vote and ask questions at the 2020 Annual Meeting?

A.

The Annual Meeting will be conducted in a virtual-only meeting format. Only shareholders who entered the Annual Meeting by entering the 16-digit control number printed on their Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card may vote and ask questions at the Annual Meeting. Questions by those shareholders may be submitted in real time during the Annual Meeting at

www.virtualshareholdermeeting.com/GIS2020 or prior to the meeting by going to the website www.proxyvote.com and following the instructions for logging-in included with your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card.

During the Annual Meeting, we are committed to acknowledging each appropriate question we receive in the order that it was received, with a limit of one question per shareholder until we have allowed each shareholder to ask a question. We will allot approximately 15 minutes for questions during the Annual Meeting. If we run out of time to answer all of the questions submitted, we will provide responses to the questions not addressed on our website at www.generalmills.com in the Investors section after the Annual Meeting for a period of 30 days. Submitted questions should follow our Rules of Conduct in order to be addressed during or after the Annual Meeting. Our Rules of Conduct will be posted at www.virtualshareholdermeeting.com/GIS2020 during the Annual Meeting.

Q.	If I cannot attend the Annual Meeting, how do I vote or listen to it later?

A.

You do not need to attend the Annual Meeting to vote if you submitted your vote via proxy in advance of the meeting. A replay of the Annual Meeting, including the questions answered during the meeting, will be available at on our website at www.generalmills.com in the Investors section after the Annual Meeting for a period of 30 days.

Q.	How do I receive a printed copy of proxy materials?

A.

To request a printed copy of the proxy materials, please call 1-800-579-1639, e-mail sendmaterial@proxyvote.com or visit www.proxyvote.com. To make your request, you will need the 16-digit control number printed on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card.

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	65

GENERAL INFORMATION

Q.	Who is entitled to vote?

A.

Record holders of General Mills common stock at the close of business on July 24, 2020 may vote at the 2020 Annual Meeting. On July 24, 2020, 610,917,962 shares of common stock were outstanding and eligible to vote. The shares of common stock in our treasury on that date will not be voted.

A list of shareholders entitled to vote at the meeting will be available for inspection 10 days prior to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m. Central Daylight Time at our corporate headquarters in Minneapolis, Minnesota. If due to COVID-19, our corporate headquarters are closed during the 10 days prior to the Annual Meeting, you may send a written request to the Corporate Secretary at General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440, and we will arrange for you to inspect the list. The list of shareholders will also be available to shareholders during the Annual Meeting at www.virtualshareholdermeeting.com/GIS2020.

Q.	How do I vote?

A.

If you hold your shares in a brokerage account in your broker’s name (“street name”), or you hold your shares through the General Mills 401(k) Plan, you should follow the voting directions provided by your broker or nominee:

•	You may complete and mail a voting instruction form to your broker or nominee.

•	If your broker allows, you may submit voting instructions by telephone or the Internet.

•	You may use a mobile device by scanning the QR Barcode on your voter instruction form or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.

•

You may also cast your vote in real time during the Annual Meeting, after you log-in by entering the 16-digit control number found on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card at www.virtualshareholdermeeting.com/GIS2020.

If you are a registered shareholder, you may vote using any of the following methods:

•

By going to the website www.proxyvote.com and following the instructions for Internet voting on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail. You will need the 16-digit control number printed therein. You may also access instructions for telephone voting on the website.

•	By using your mobile device to scan the QR Barcode on your proxy card or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.

•

If you received a printed copy of the proxy materials, by completing and mailing your proxy card, or if you reside in the United States or Canada, by dialing 1-800-690-6903 and following the instructions for telephone voting on the proxy card that you received in the mail. You will need the 16-digit control number printed on your proxy card.

•

You may also cast your vote in real time during the Annual Meeting, after you log-in by entering the 16-digit control number found on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card at www.virtualshareholdermeeting.com/GIS2020.

Telephone and Internet voting facilities will close at 11:59 p.m. Eastern Daylight Time on Monday, September 21, 2020, except that the telephone and Internet voting instruction deadline for 401(k) Plan shares is Midnight Eastern Daylight Time on Friday, September 18, 2020.

We will vote your shares as you direct. You have three choices on each director nominee and other matters to be voted upon. You may vote (or abstain) by choosing FOR, AGAINST or ABSTAIN.

If you return a proxy card but do not specify how you want to vote your shares, we will vote them FOR the election of the 12 director nominees set forth in this Proxy Statement, FOR the compensation paid to our named executive officers and FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

Q.	What if I change my mind after I vote my shares?

A.	You can revoke or change your proxy at any time before it is voted at the 2020 Annual Meeting.

If you hold your shares in a brokerage account in your broker’s name (“street name”), or you hold your shares through the General Mills 401(k) Plan, you may revoke or change your vote:

•	Via telephone or Internet, using the voting directions provided by your broker or nominee; or

•

By casting your vote in real time during the Annual Meeting, after you log-in by entering the 16-digit control number found on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card at www.virtualshareholdermeeting.com/GIS2020.

66	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

GENERAL INFORMATION

If you are a registered shareholder, you may revoke or change your vote by:

•	Voting by telephone or the Internet, using the voting directions provided on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail;

•	Sending written notice to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440;

•	Submitting a properly signed proxy card with a later date; or

•

By casting your vote in real time during the Annual Meeting, after you log-in by entering the 16-digit control number found on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card at www.virtualshareholdermeeting.com/GIS2020.

Q.	How will my General Mills 401(k) Plan shares be voted?

A.

If you hold your shares through the General Mills 401(k) Plan, you are considered a named fiduciary who may direct State Street Bank and Trust, as the plan fiduciary, how to vote your shares. For shares that are not allocated to participant accounts or for shares for which no direction has been received, State Street will vote those shares in the same proportion as directed shares are voted. State Street may, in exercising its fiduciary responsibility, disregard the direction on behalf of the unallocated shares and shares for which no direction was received and vote in its discretion, if following such direction would be inconsistent with the Employee Retirement Income Security Act. For instructions received by phone or Internet, the deadline is Midnight Eastern Daylight Time on Friday, September 18, 2020. Any instruction received by State Street regarding your vote will be confidential.

Q.	What does it mean if I receive more than one proxy card or Notice of Internet Availability of Proxy Materials?

A.

It means you have multiple accounts at the transfer agent or with banks or stockbrokers. Please vote all of your accounts. If you would like to consolidate multiple accounts at our transfer agent, please contact Equiniti Shareowner Services at 1-800-670-4763.

Q.	What will happen if I do not return a proxy card or voter instruction form?

A.	If your shares are held in street name, your brokerage firm may vote your shares on those proposals where it has discretion to vote (Proposal Number 3 to ratify the appointment of KPMG LLP as our independent auditor). Otherwise, your shares will not be voted.

Q.	How many shares must be present to hold the 2020 Annual Meeting?

A.

At least one-half of General Mills’ outstanding common shares as of the record date must be represented at the 2020 Annual Meeting in person or by proxy in order to hold the Annual Meeting and conduct business. This is called a quorum. We will count your shares as present at the Annual Meeting if you:

•	Are present and vote in person at the Annual Meeting;

•	Have properly submitted a proxy card or a voter instruction form, or voted by telephone or the Internet on a timely basis; or

•

Hold your shares through a broker or otherwise in street name, and your broker uses its discretionary authority to vote your shares on Proposal Number 3 or submits a proxy indicating that it does not have discretionary authority to vote on one or more other proposals.

Q.	How many votes are needed to approve each item?

A.

All proposals require the affirmative vote of a majority of votes cast (excluding abstentions) by shareholders entitled to vote and represented at the 2020 Annual Meeting in person or by proxy. If there are more director nominees than the number of directors to be elected, the directors will be elected by a plurality of the votes cast.

If an incumbent director is not re-elected by a majority of votes cast, the director must promptly offer his or her resignation to the board. The corporate governance committee will recommend to the board whether to accept or reject the resignation, and the board will disclose its decision and the rationale behind it within 90 days from the certification of the election results.

Q.	How will voting on any other business be conducted?

A.

We do not know of any business to be considered at the 2020 Annual Meeting other than the proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, your signed proxy card (other than for 401(k) Plan shares) gives authority to Jeffrey L. Harmening and Richard C. Allendorf to vote on such matters in their discretion.

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	67

GENERAL INFORMATION

Q.	How are the votes counted?

A.

You are entitled to cast one vote for each share of common stock you own, and there is no cumulative voting. Although abstentions are counted as present at the 2020 Annual Meeting for purposes of determining whether there is a quorum under our by-laws, they are not treated as votes cast on any proposal. Abstentions effectively reduce the number of votes needed to approve a proposal.

If you hold your shares in street name and do not provide voting instructions to your broker, your broker may not vote your shares on any proposal except Proposal Number 3 at the 2020 Annual Meeting. If a broker submits a proxy indicating that it does not have discretionary authority to vote on one or more proposals, a broker non-vote occurs. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered entitled to vote on the proposal in question. They are not treated as votes cast on any proposal. Broker non-votes effectively reduce the number of votes needed to approve the proposal. NYSE rules permit brokers discretionary authority to vote on Proposal Number 3 at the 2020 Annual Meeting if they do not receive instructions from the street name holder of the shares. As a result, if you do not vote shares that are held for you in street name, your broker has authority to vote on your behalf with regard to Proposal Number 3.

We have a policy of confidential voting that applies to all shareholders, including our employee-shareholders. Broadridge Investor Communications Solutions will tabulate the votes received.

Q.	Where do I find the voting results of the meeting?

A.

We will publish the voting results in a current report on Form 8-K, which is due to be filed with the SEC within four business days of the 2020 Annual Meeting. You can also go to our website at www.generalmills.com to access the Form 8-K.

Q.	How do I submit a shareholder proposal?

A.

If you wish to submit a proposal other than a director nomination for inclusion in our next Proxy Statement, we must receive the proposal on or before the close of business on April 12, 2021. Please address your proposal to: Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440.

If you wish to use proxy access to submit a director nomination for inclusion in our next Proxy Statement:

•	You, or a group of up to 20 shareholders, must have continuously owned for three years at least three percent of our outstanding common stock.

•

We must receive the nomination no earlier than the close of business on March 12, 2021 and no later than the close of business on April 12, 2021. The notice must contain the information required by our by-laws.

•

Proxy access nominees appearing in the Proxy Statement generally may number up to the greater of two directors or 20 percent of the number of directors in office as of April 12, 2021. If there are a greater number submitted, our by-laws specify how the company will select which proxy access nominees to include in the Proxy Statement.

•	Shareholder(s) and nominee(s) must satisfy the additional requirements specified in our by-laws.

Under our by-laws, if you wish to nominate a director or bring other business before the shareholders at our 2021 Annual Meeting without including your proposal in our Proxy Statement:

•	You must notify the Corporate Secretary of General Mills in writing no earlier than the close of business on May 25, 2021 and no later than the close of business on June 24, 2021; and

•	Your notice must contain the specific information required in our by-laws.

Our by-laws may be found on our website located at www.generalmills.com in the “Investors” section under “Corporate Governance.”

Solicitation of Proxies

We pay for preparing, printing and mailing this Proxy Statement and the Notice of Internet Availability of Proxy Materials. We have engaged D.F. King & Co. to help us solicit proxies from shareholders for a fee of $15,000, plus reimbursement of out-of-pocket expenses.

In addition to D.F. King, our directors, officers and employees may, without additional compensation, solicit proxies personally or by e-mail, telephone, fax or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

68	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

GENERAL INFORMATION

Delivery and Viewing of Proxy Materials

Electronic Delivery of Proxy Materials. Simply follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials to vote via the Internet, or go directly to www.icsdelivery.com/gis to register your consent to receive our annual report and this Proxy Statement in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a shareholder’s address and eliminates the cost of sending these documents by mail. You may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards mailed to you will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by mail, telephone or the Internet. Certain employee-shareholders who have valid work e-mail addresses will not receive a proxy card in the mail but may vote by telephone or via the Internet.

Delivery of Proxy Materials to Households. SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more shareholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that shareholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus and information statements.

If your household would like to receive single rather than duplicate mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 1-866-540-7095. Each shareholder will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer shareholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year’s proxy materials, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 1-866-540-7095.

Annual Reports

Our 2020 Annual Report to Shareholders, which includes our consolidated financial statements for the fiscal year ended May 31, 2020, is available on our website at www.generalmills.com in the Investors section. To request a copy, please call 1-800-245-5703 and one will be sent to you without charge within one business day of receipt of such request. You may also request a free copy of our annual report on Form 10-K for the fiscal year ended May 31, 2020 by writing to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440 or via e-mail at corporate.secretary@genmills.com.

Your Vote is Important!

Please vote by telephone or the Internet or, if you received a printed copy of the proxy materials, sign and promptly return your proxy card in the enclosed envelope.

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	69

APPENDIX A    NON-GAAP FINANCIAL MEASURES

We have included in this Proxy Statement measures of financial performance that are not defined by generally accepted accounting principles (“GAAP”). Each of the measures is used in reporting to our executive management and several are used as components of the board of director’s measurement of our performance for incentive compensation purposes.

For each of these non-GAAP financial measures, we are providing below a reconciliation of the differences between the non-GAAP measure and the most directly comparable GAAP measure. These non-GAAP measures should be viewed in addition to, and not in lieu of, the comparable GAAP measures.

Please see page 39 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2020 for the tax impact of after-tax items used in the reconciliations below.

ORGANIC NET SALES GROWTH

	Fiscal 2020		Fiscal 2019		Fiscal 2018
Net Sales Growth as Reported	5%		7%		1%
Acquisition and Divestitures	Flat		9pts		Flat
Foreign Currency Exchange	(1	)pt	(2	)pts	1pt
53rd Week	2pts		—		—
Organic Net Sales Growth	4%		Flat		Flat

Note: Table may not foot due to rounding.

TOTAL SEGMENT OPERATING PROFIT

($ in Millions)	Fiscal 2020	Fiscal 2019	Change
Total Segment Operating Profit	$3,487.4	$3,160.8	10%
Unallocated Corporate Items	509.1	339.8
Divestitures loss	—	30.0
Restructuring, Impairment and Other Exit Costs	24.4	275.1
Operating Profit	$2,953.9	$2,515.9	17%

TOTAL SEGMENT OPERATING PROFIT GROWTH ON A CONSTANT-CURRENCY BASIS,

ADJUSTED FOR INCENTIVE COMPENSATION MEASUREMENT

Fiscal 2020

Percentage Change in Total Segment Operating Profit as Reported	10%

Impact of Foreign Currency Exchange	Flat

Percentage Change in Total Segment Operating Profit on Constant-Currency Basis	11%

Impact of Adjustments for Incentive Compensation Measurement(a)	1pt

Percentage Change in Total Segment Operating Profit, Excluding Certain Items for Incentive Compensation, on a Constant-Currency Basis	9%

Note: Table may not foot due to rounding.

(a)

Incentive performance is measured on a comparable basis and excludes certain items affecting comparability, including the impact of changes in foreign currency exchange rates, acquisitions and divestitures, certain product recall costs and other corporate adjustments. These items were not included in the annual operating plan or the performance targets approved by the board and compensation committee at the beginning of the fiscal year.

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	A-1

APPENDIX A    NON-GAAP FINANCIAL MEASURES

ADJUSTED DILUTED EARNINGS PER SHARE AND RELATED CONSTANT-CURRENCY GROWTH RATE,

ADJUSTED FOR INCENTIVE COMPENSATION MEASUREMENT

	Fiscal Year
Per Share Data	2020	2019	2020 vs. 2019 Change

Diluted Earnings per Share, as Reported	$3.56	$2.90	23%

Tax items(a)	(0.09)	(0.12)

Restructuring charges(b)	0.06	0.10

Mark-to-market effects(c)	0.03	0.05

Product recall(d)	0.03	—

CPW restructuring charges(e)	0.01	0.02

Investment activity, net(f)	—	(0.03)

Net tax benefit(g)	—	(0.01)

Divestitures loss(h)	—	0.03

Acquisition integration costs(i)	—	0.03

Asset impairments(j)	—	0.26

Legal recovery(k)	—	(0.01)

Adjusted Diluted Earnings per Share	$3.61	$3.22	12%

Foreign currency exchange impact			Flat

Adjusted Diluted Earnings per Share Growth, on a Constant-Currency Basis			12%

Adjustments for incentive compensation measurement(l)	(0.03)	—
Adjusted Diluted Earnings per Share, Excluding Certain Items for Incentive Compensation	$3.58	$3.22	11%

Foreign currency exchange impact			Flat

Adjusted Diluted Earnings per Share Growth, Excluding Certain Items for Incentive Compensation, on a Constant-Currency Basis			11%

Note: Table may not foot due to rounding.

(a)

Discrete tax benefit related to the reorganization of certain wholly owned subsidiaries in fiscal 2020 and a discrete tax benefit related to a capital loss carryback in fiscal 2019. See Note 15 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2020.

(b)

Restructuring charges for previously announced restructuring actions. See Note 4 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2020.

(c)

Net mark-to-market valuation of certain commodity positions recognized in unallocated corporate items. See Note 8 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2020.

(d)	Product recall costs related to our international Green Giant business.

(e)	CPW restructuring charges related to initiatives designed to improve profitability and growth that were approved in fiscal 2018 and 2019.

(f)	Valuation gains on certain corporate investments.

(g)

Net tax benefit resulting from the Tax Cuts and Jobs Act accounting. See Note 15 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2020.

(h)

Loss on the sale of our La Salteña refrigerated dough business in Argentina and gain on the sale of our yogurt business in China. See Note 3 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2020.

(i)	Integration costs resulting from the acquisition of Blue Buffalo Products, Inc. in fiscal 2018.

(j)

Impairment charges related to our Progresso, Food Should Taste Good, and Mountain High brand intangible assets and certain manufacturing assets in our North America Retail and Asia & Latin America segments. See Note 6 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2020.

A-2	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

APPENDIX A    NON-GAAP FINANCIAL MEASURES

(k)	Represents a legal recovery related to our Yoplait SAS subsidiary.

(l)

Incentive performance is measured on a comparable basis and excludes certain items affecting comparability, including the impact of changes in foreign currency exchange rates, acquisitions and divestitures and certain product recall costs. These items were not included in the annual operating plan or the performance targets approved by the board and compensation committee at the beginning of the fiscal year.

FREE CASH FLOW CONVERSION RATE

($ In Millions)	Fiscal 2020

Net earnings, including earnings attributable to redeemable and noncontrolling interests, as reported	$2,210.8

Tax item(a)	$(53.1)

Restructuring charges, net of tax(b)	39.0

Project-related costs, net of tax(b)	1.2

Mark-to-market effects, net of tax(c)	19.0

Product recall, net of tax(d)	17.1

CPW restructuring costs, net of tax(e)	5.0

Investment activity, net, net of tax(f)	3.0

Adjusted net earnings, including earnings attributable to redeemable and noncontrolling interests	$2,241.8

Net cash provided by operating activities	3,676.2

Purchases of land, buildings, and equipment	(460.8)

Free cash flow	$3,215.4

Net cash provided by operating activities conversion rate	166%

Free cash flow conversion rate	143%

Note: Table may not foot due rounding.

(a)

Discrete tax benefit related to the reorganization of certain wholly owned subsidiaries. See Note 15 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2020.

(b)

Restructuring and project-related charges for previously announced restructuring actions. See Note 4 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2020.

(c)

Net mark-to-market valuation of certain commodity positions recognized in unallocated corporate items. See Note 8 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2020.

(d)	Product recall costs related to our international Green Giant business.

(e)	CPW restructuring charges related to initiatives designed to improve profitability and growth that were approved in fiscal 2018 and 2019.

(f)	Valuation adjustments and the loss on sale of certain corporate investments.

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	A-3

APPENDIX A    NON-GAAP FINANCIAL MEASURES

NET DEBT-TO-ADJUSTED EARNINGS BEFORE NET INTEREST, INCOME TAXES, DEPRECIATION AND

AMORTIZATION (EBITDA) RATIO

	Fiscal Year
($ In Millions)	2020	2019

Total debt(a)	$13,539.5	$14,490.0

Cash	1,677.8	450.0

Net debt	$11,861.7	$14,040.0

Net earnings, including earnings attributable to redeemable and noncontrolling interests, as reported	$2,210.8	$1,786.2

Income taxes	480.5	367.8

Interest, net	466.5	521.8

Depreciation and amortization	594.7	620.1

EBITDA	3,752.5	3,295.9

After-tax earnings from joint ventures	(91.1)	(72.0)

Restructuring charges(b)	50.2	77.6

Project-related costs(b)	1.5	1.3

Mark-to-market effects(c)	24.7	36.0

Product recall(d)	19.3	—

Investment activity, net(e)	8.4	(22.8)

Divestitures loss(f)	—	30.0

Acquisition integration costs(g)	—	25.6

Asset impairments(h)	—	207.4

Legal recovery(i)	—	(16.2)

Hyperinflationary accounting(j)	—	3.2

Adjusted EBITDA	$3,765.6	$3,566.0

Net debt-to-adjusted EBITDA ratio	3.2	3.9

Note: Table may not foot due to rounding.

(a)	Notes payable and long-term debt, including current portion.

(b)

Restructuring and project-related charges for previously announced restructuring actions. See Note 4 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2020.

(c)

Net mark-to-market valuation of certain commodity positions recognized in unallocated corporate items. See Note 8 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2020.

(d)	Product recall costs related to our international Green Giant business.

(e)	Valuation losses and the loss on sale of certain corporate investments in fiscal 2020. Valuation gains on certain corporate investments in fiscal 2019.

(f)

Loss on the sale of our La Salteña refrigerated dough business in Argentina and the gain on the sale of our yogurt business in China. See Note 3 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2020.

(g)	Integration costs resulting from the acquisition of Blue Buffalo in fiscal 2018.

(h)

Impairment charges related to our Progresso, Food Should Taste Good, and Mountain High brand intangible assets and certain manufacturing assets in our North America Retail and Asia & Latin America segments. See Note 6 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2020.

(i)	Represents a legal recovery related to our Yoplait SAS subsidiary.

(j)	Represents the impact of hyperinflationary accounting for our Argentina subsidiary, which was sold in fiscal 2019.

A-4	GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

APPENDIX A    NON-GAAP FINANCIAL MEASURES

Cumulative Free Cash Flow, Adjusted for Incentive Compensation Measurement

	Fiscal Year
($ in millions)	2020	2019	2018

Net Cash Provided by Operating Activities, as Reported	$3,676.2	$2,807.0	$2,841.0

Purchases of Land, Buildings, and Equipment	(460.8)	(537.6)	(622.7)

Free Cash Flow	3,215.4	2,269.4	2,218.3

Adjustments to Free Cash Flow for Incentive Compensation Measurement(a)	(551.7)	(157.5)	0.4

Free Cash Flow, Adjusted for Comparability	2,663.7	2,111.9	2,218.7

Cumulative Free Cash Flow, Adjusted for Incentive Compensation Measurement	$6,994.3

Note: Table may not foot due to rounding.

(a)

Incentive performance is measured on a comparable basis and excludes certain items affecting comparability, including the impact of acquisitions and divestitures, restructuring projects and tax reform. These items were not included in the annual operating plan or the performance targets approved by the board and compensation committee for the respective fiscal years.

GENERAL MILLS, INC. - Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	A-5

2020 ANNUAL MEETING INFORMATION

For more information about the annual meeting and voting, as well as answers to many frequently asked questions, please see “Questions and Answers About the 2020 Annual Meeting and Voting” beginning on page 65.

DATE AND LOCATION

Virtual only at www.virtualshareholdermeeting.com/GIS2020
8:30 a.m., Central Daylight Time Tuesday, September 22, 2020

VOTING

All proposals require the affirmative vote of a majority of votes cast (excluding abstentions) by shareholders entitled to vote and represented at the 2020 Annual Meeting in person or by proxy.

Record holders of General Mills common stock at the close of business on July 24, 2020, may vote at the 2020 Annual Meeting.

If you are a registered shareholder, you may vote using any of the following methods:

If you hold your shares in a brokerage account in your broker’s name (“street name”), or you hold your shares through the General Mills 401(k) Plan, you should follow the voting directions provided by your broker or nominee:

By Internet using your computer	Go to the website www.proxyvote.com and follow the instructions for Internet voting on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail.	By Internet using your computer	If your broker allows, you may submit voting instructions by the Internet.
By Internet using your tablet or smartphone	Use your mobile device to scan the QR Barcode on your proxy card or Notice of Internet Availability of Proxy Materials and follow the prompts that appear on your mobile device.	By Internet using your tablet or smartphone	Use your mobile device to scan the QR Barcode on your voter instruction form or Notice of Internet Availability of Proxy Materials and follow the prompts that appear on your mobile device.
By telephone	If you reside in the United States or Canada, dial 800-690-6903 and follow the instructions for telephone voting on the proxy card that you received in the mail.	By telephone	If your broker allows, you may submit voting instructions by telephone.
By mailing your proxy card	If you received a printed copy of the proxy materials, complete and mail your proxy card.	By mailing your VIF	Complete and mail a voting instruction form to your broker or nominee.
By casting your vote at the meeting	Cast your vote at the meeting by following the instructions in the Questions and Answers section of the proxy statement.	By casting your vote at the meeting	Cast your vote at the meeting by following the instructions in the Questions and Answers section of the proxy statement.

ATTN: INVESTOR RELATIONS

1 GENERAL MILLS BOULEVARD

MINNEAPOLIS, MN 55426

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Daylight Time on Monday, September 21, 2020 (or until Midnight Eastern Daylight Time on Friday, September 18, 2020 for 401(k) shares). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by General Mills, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You may also register your consent by going to www.icsdelivery.com/gis.

During The Meeting - Go to www.virtualshareholdermeeting.com/GIS2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Daylight Time on Monday, September 21, 2020 (or until Midnight Eastern Daylight Time on Friday, September 18, 2020 for 401(k) shares). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to General Mills, Inc., c/o Broadridge Investor Communications Solutions, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. Eastern Daylight Time on Monday, September 21, 2020. For 401(k) shares, your proxy card should be received by Broadridge by Midnight Eastern Daylight Time on Friday, September 18, 2020.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D20730-P42999	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — —— — — — — — — — —— — — — — — — — — —  — — — —— — — — — — — — —— — — — — — — —  —— — — — —— —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.         DETACH AND RETURN THIS PORTION ONLY

GENERAL MILLS, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.
Vote on Directors

1. Election of Directors
	For	Against	Abstain
Nominees:

1a) R. Kerry Clark	☐	☐	☐		For	Against	Abstain

1b) David M. Cordani	☐	☐	☐	1k) Eric D. Sprunk	☐	☐	☐

1c) Roger W. Ferguson Jr.	☐	☐	☐	1l) Jorge A. Uribe	☐	☐	☐

1d) Jeffrey L. Harmening	☐	☐	☐	Vote on Proposals

1e) Maria G. Henry	☐	☐	☐	2. Advisory Vote on Executive Compensation.	☐	☐	☐

1f) Jo Ann Jenkins	☐	☐	☐	3. Ratify Appointment of the Independent Registered Public Accounting Firm.	☐	☐	☐
1g) Elizabeth C. Lempres	☐	☐	☐

1h) Diane L. Neal	☐	☐	☐

1i) Steve Odland	☐	☐	☐

1j) Maria A. Sastre	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

General Mills, Inc.

2020 Annual Meeting of Shareholders

Tuesday, September 22, 2020

8:30 a.m. (Central Daylight Time)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — — — — —

D20731-P42999

PROXY 2020

GENERAL MILLS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Jeffrey L. Harmening and Richard C. Allendorf, together and separately, as proxies to vote all shares of common stock that I have power to vote at the annual meeting of shareholders to be held on September 22, 2020, and at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place. In the event of unforeseen circumstances such as the death or disability of a director nominee, the Board may substitute another person for that nominee. The proxies will vote these shares for that other person unless you instruct us otherwise. The proxies’ discretionary authority shall not apply to shares held through the General Mills 401(k) Savings Plan.

This proxy will be voted as directed. If no direction is made, it will be voted “FOR” Proposals 1, 2 and 3.

If shares of common stock are held through the General Mills 401(k) Savings Plan, you are considered a named fiduciary who may direct State Street Bank and Trust, as the plan fiduciary, how to vote the shares. For shares which are not allocated to participant accounts or for shares for which no direction has been received, State Street will vote those shares in the same proportion as directed shares are voted. State Street may, in exercising its fiduciary responsibility, disregard the direction on behalf of the unallocated shares and shares for which no direction was received and vote in its discretion, if following such direction would be inconsistent with the Employee Retirement Income Security Act. For instructions received by phone or Internet, the deadline is Midnight Eastern Daylight Time on Friday, September 18, 2020. Any instruction regarding your vote shall remain confidential. Should a participant wish to contact State Street with questions regarding confidentiality in voting for the plan, please contact Monet Ewing at 617-664-5654.

PLEASE SIGN on the reverse side exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign the full name by duly authorized officer.

(Continued, and to be signed and dated on reverse side)